AGREEMENT AND PLAN OF MERGER dated as of December 16, 2024 by and between NORTHWEST BANCSHARES, INC. and PENNS WOODS BANCORP, INC.

i TABLE OF CONTENTS ARTICLE I Certain Definitions ...................................................................................................2 1.01. Certain Definitions. ......................................................................................................2 ARTICLE II The Merger ............................................................................................................11 2.01 The Parent Merger. ...................................................................................................11 2.02. Effectiveness of Parent Merger.................................................................................12 2.03. Effective Date and Effective Time. ...........................................................................12 2.04. Closing .........................................................................................................................13 2.05. The Subsidiary Bank Mergers. .................................................................................13 ARTICLE III Merger Consideration.........................................................................................14 3.01. Conversion of PWOD Common Stock. ....................................................................14 3.02. Exchange and Payment Procedures. ........................................................................15 3.03. PWOD Options...........................................................................................................18 3.04. Tax Consequences ......................................................................................................18 ARTICLE IV Actions Pending Consummation of Merger......................................................18 4.01. Forbearances of PWOD ............................................................................................18 4.02. Forbearances of NWBI. .............................................................................................23 ARTICLE V Representations and Warranties .........................................................................24 5.01. Representations and Warranties of PWOD ............................................................24 5.02. Representations and Warranties of NWBI..............................................................47 ARTICLE VI Covenants .............................................................................................................53 6.01. Commercially Reasonable Efforts ............................................................................53 6.02. Shareholder Approval. ..............................................................................................53 6.03. Registration Statement; Proxy Statement/Prospectus. ..........................................53 6.04. Public Announcements. .............................................................................................54 6.05. Access; Information. ..................................................................................................55 6.06. Acquisition Proposal. .................................................................................................56 6.07. Takeover Laws. ..........................................................................................................58 6.08. Certain Policies...........................................................................................................58 6.09. Regulatory Applications. ...........................................................................................59 6.10. Employment Matters; Employee Benefits ...............................................................60

ii 6.11. Notification of Certain Matters; Disclosure Supplements .....................................62 6.12. Data Conversion. ........................................................................................................63 6.13. Consents ......................................................................................................................63 6.14. Insurance Coverage ...................................................................................................63 6.15. Dividends. ...................................................................................................................63 6.16. Confidentiality. ...........................................................................................................64 6.17. Regulatory Matters. ...................................................................................................64 6.18. Indemnification. .........................................................................................................64 6.19. Environmental Assessments. .....................................................................................65 6.20. Litigation and Claims. ...............................................................................................65 6.21. NASDAQ Listing ........................................................................................................66 6.22. Other Subsidiaries and Investments ........................................................................66 6.23. Board Seat...................................................................................................................66 6.24. Absence of Control. ....................................................................................................67 6.25. Tax Treatment. ...........................................................................................................67 6.26. Regulatory Filings. .....................................................................................................67 6.27. Estoppel Certificates. .................................................................................................67 ARTICLE VII Conditions to Consummation of the Merger ..................................................68 7.01. Conditions to Each Party’s Obligation to Effect the Merger ................................68 7.02. Conditions to Obligation of PWOD..........................................................................68 7.03. Conditions to Obligation of NWBI. ..........................................................................69 ARTICLE VIII Termination ......................................................................................................71 8.01. Termination. ...............................................................................................................71 8.02. Effect of Termination and Abandonment; Enforcement of Agreement. ..............73 ARTICLE IX Miscellaneous .......................................................................................................74 9.01. No Survival. ................................................................................................................74 9.02. Amendment. ...............................................................................................................74 9.03. Extension; Waiver. .....................................................................................................74 9.04. Counterparts. .............................................................................................................74 9.05. Confidential Supervisory Information. ....................................................................74 9.06. Governing Law; Jurisdiction. ...................................................................................75 9.07. Waiver of Jury Trial. .................................................................................................75 9.08. Expenses. .....................................................................................................................75

iii 9.09. Notices. ........................................................................................................................75 9.10. Entire Understanding. ...............................................................................................76 9.11. Assignment; Third-Party Beneficiaries. ..................................................................76 9.12. Interpretation. ............................................................................................................77 9.13. Specific Performance .................................................................................................77 9.14. Severability. ................................................................................................................77 9.15. Delivery by Electronic Transmission .......................................................................77 EXHIBIT A Form of Support Agreement EXHIBIT B Form of Luzerne Bank Merger Agreement EXHIBIT C Form of Jersey Shore State Bank Merger Agreement

1 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER, dated as of December 16, 2024 (this “Agreement”), by and between NORTHWEST BANCSHARES, INC., a Maryland corporation (“NWBI”), and PENNS WOODS BANCORP, INC., a Pennsylvania corporation (“PWOD”). WITNESSETH WHEREAS, NWBI is a registered bank holding company under the Banking Holding Company Act of 1956, as amended (“BHCA”) and owns all of the outstanding shares of Northwest Bank, Pennsylvania-chartered savings bank (“Northwest Bank”); WHEREAS, PWOD is a registered bank holding company under the BHCA and owns all of the outstanding shares of Luzerne Bank, a Pennsylvania-chartered state bank (“Luzerne Bank”), and Jersey Shore State Bank, a Pennsylvania-chartered state bank (“Jersey Shore State Bank”); WHEREAS, the Boards of Directors of NWBI and PWOD believe that the merger of PWOD with and into NWBI, followed by the subsidiary bank mergers of Luzerne Bank and Jersey Shore State Bank with and into Northwest Bank, each in accordance with the terms and subject to the conditions of this Agreement, would be in the best interests of NWBI and PWOD and their respective shareholders; WHEREAS, the Boards of Directors of NWBI and PWOD have each approved this Agreement and the transactions contemplated hereby; WHEREAS the parties intend this merger to qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; WHEREAS, as an inducement for NWBI to enter into this Agreement, the directors of PWOD have entered into Support Agreements with NWBI (the “Support Agreements”), each dated as of the date of this Agreement, in the form attached to this Agreement as Exhibit A, pursuant to which such directors have agreed, among other matters, to vote all of the shares of PWOD Common Stock beneficially owned by such individuals in favor of the Merger upon the terms and subject to the conditions set forth in the Support Agreement; and WHEREAS, the parties also desire to provide in this Agreement for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement. NOW, THEREFORE, in consideration of the promises and of the mutual covenants, representations, warranties and agreements contained herein, NWBI and PWOD, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NWBI and PWOD hereby agree as follows:

2 ARTICLE I Certain Definitions 1.01. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below: “Acceptance of Superior Proposal” has the meaning set forth in Section 6.06(d). “Acquisition Proposal” has the meaning set forth in Section 6.06(f)(ii). “Acquisition Transaction” has the meaning set forth in Section 6.06(f)(iii). “Affiliate” or “Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act. “Agreement” has the meaning set forth in the Preamble, as amended or modified from time to time in accordance with Section 9.02. “Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act. “BHCA” has the meaning set forth in the Recitals to this Agreement. “Business Data” means all data, information, and works of authorship in any medium collected, generated, or used in the conduct of the business of the PWOD and its Subsidiaries, including all proprietary information of or relating to the business and all Personal Information in the possession, custody, or control of PWOD and its Subsidiaries, or otherwise held or processed on PWOD and its Subsidiaries behalf, respectively. “Chosen Courts” has the meaning set forth in Section 9.06. “Closing” has the meaning set forth in Section 2.04. “Closing Date” has the meaning set forth in Section 2.04. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Code” has the meaning set forth in the Recitals to this Agreement. “Compensation and Benefit Plans” has the meaning set forth in Section 5.01(l)(i). “Consultants” has the meaning set forth in Section 5.01(l)(i). “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 or 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and COBRA or similar state law, and (v) under corresponding or similar provisions of foreign laws or regulations.

3 “Data Conversion” has the meaning set forth in Section 6.12. “Determination Date” shall mean any date following the first date on which all regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and prior to the Effective Date. “Determination Letter” has the meaning set forth in Section 6.10(c). “Directors” has the meaning set forth in Section 5.01(l)(i). “Effective Date” means the date on which the Effective Time occurs. “Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.03. “Employees” has the meaning set forth in Section 5.01(l)(i). “Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder. “ERISA Affiliate” means any corporation, entity or trade or business (whether or not incorporated) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes PWOD or any of its Subsidiaries, or that is a member of the same “controlled group” as PWOD or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. “Exchange Agent” has the meaning set forth in Section 3.02(a). “Exchange Fund” has the meaning set forth in Section 3.02(a). “Exchange Ratio” has the meaning set forth in Section 3.01(a). “Executive Employment Agreements” shall mean and refer collectively to the following: the (i) Amended and Restated Employment Agreement, by and between PWOD and Richard A. Grafmyre, dated March 9, 2021, as amended, (ii) Amended and Restated Employment Agreement by and between PWOD and Brian L. Knepp, dated December 31, 2018, as amended, (iii) Employment Agreement by and among PWOD, Jersey Shore State

4 Bank and Aron M. Carter, dated February 1, 2014, (iv) Employment Agreement by and among PWOD, Jersey Shore State Bank and Michelle M. Karas, dated February 1, 2014, (v) Employment Agreement, by and among PWOD, United Insurance Solutions, LLC and Christine M. Barto, dated October 15, 2019, (vi) Non-Solicitation/Non-Competition and Change in Control Agreement, by and among PWOD, Luzerne Bank and Jack W. Jones, dated February 15, 2021, (vii) Amended and Restated Employment Agreement, by and among PWOD, Jersey Shore State Bank and Karen S. Young, dated July 23, 2019, as amended, (viii) Employment Agreement, by and among PWOD, Luzerne Bank and Robert O. Neher, dated February 15, 2022, and (ix) Non-Solicitation/Non-Competition and Change in Control Agreement, by and among PWOD, Jersey Shore State Bank and Gerald J. Seman, dated March 30, 2015. “Executive Employment Agreements Payment Obligations” has the meaning set forth in Section 6.10(g). “FDIA” means the Federal Deposit Insurance Act, as amended. “FDIC” means the Federal Deposit Insurance Corporation. “Final Index Price” means the average of the daily closing value of the Index for the ten consecutive trading days immediately preceding the Determination Date. “FRB” means the Board of Governors of the Federal Reserve System. “GAAP” means generally accepted accounting principles in the United States of America, consistently applied. “Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality (including, without limitation, any Regulatory Authority). “Group” has the meaning set forth in Section 13(d) under the Exchange Act. “Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material. “Index” means the NASDAQ Bank Index or, if such Index is not available, such substitute or similar index as substantially replicates the NASDAQ Bank Index. “Index Ratio” means the Final Index Price divided by the Initial Index Price. “Information” has the meaning set forth in Section 6.16.

5 “Initial Index Price” means $4,733.44, the closing value of the Index on December 16, 2024. “IRS” has the meaning set forth in Section 5.01(l)(ii). “Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property right. “Jersey Shore State Bank” has the meaning set forth in the Recitals to this Agreement “Jersey Shore State Bank Merger” has the meaning set forth in Section 2.05(b). “Jersey Shore State Bank Merger Agreement” has the meaning set forth in Section 2.05(b). “Knowledge” means, with respect to NWBI, the Knowledge of any officer of NWBI with the title of Chief Executive Officer, President or Chief Financial Officer, and, with respect to PWOD, the Knowledge of any officer of PWOD, Luzerne Bank and Jersey Shore State Bank with the title of Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, Bank Secrecy Act Officer, Chief Lending Officer, Chief Risk Officer, Director of Internal Audit or Compliance Officer, Chief Data Officer. An officer of NWBI or PWOD shall be deemed to have “Knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or matter in the course of such officer’s duties. “Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance. “Litigation” has the meaning set forth in Section 6.20. “Loan” or “Loans” means any loans, loan agreements, loan commitments, letters of credit, credit facility, credit enhancements, notes, guarantees, interest bearing assets or any other extensions of credit (including any amendments, renewals, extensions or modifications thereto). “Luzerne Bank” has the meaning set forth in the Recitals to this Agreement “Luzerne Bank Merger” has the meaning set forth in Section 2.05(a). “Luzerne Bank Merger Agreement” has the meaning set forth in Section 2.05(a).

6 “Material Adverse Effect” means, with respect to NWBI, or PWOD, as the context may require, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate (i) has been or would reasonably be likely to be (a) material and adverse to the business, properties, assets, liabilities, results of operations or financial condition of NWBI and its Subsidiaries, taken as a whole, or (b) material and adverse to the business, properties, assets, liabilities, results of operations or financial condition of PWOD and its Subsidiaries, taken as a whole, or (ii) would reasonably be likely to materially impair the ability of either NWBI or PWOD to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable bank regulatory accounting requirements; (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which the party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Authorities; (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to the party or its Subsidiaries; (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event; (E) public disclosure of the execution of this Agreement, or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby; (F) expenses incurred by the party and its Subsidiaries in connection with the consummation of the transaction contemplated by this Agreement; and (G) the occurrence of any natural or man- made disaster; except, with respect to subclauses (A), (B), (C), (D) and (G), to the extent that the effects of the change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of the party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the party and its Subsidiaries operate). “Material Contracts” has the meaning set forth in Section 5.01(j)(ii). “Merger” collectively refers to the Parent Merger and the Subsidiary Bank Mergers, as set forth in Sections 2.01 and 2.05. “Merger Consideration” has the meaning set forth in Section 3.01(a). “MGCL” means the Maryland General Corporation Law. “Notifying Party” has the meaning set forth in Section 6.11(a). “NASDAQ” has the meaning set forth in Section 3.02(b)(v). “New Certificate” has the meaning set forth in Section 3.02(a).

7 “Next Annual Meeting” has the meaning set forth in Section 6.23. “Northwest Bank” has the meaning set forth in the Recitals to this Agreement. “Notice Period” has the meaning set forth in Section 6.06(d)(ii). “NWBI” has the meaning set forth in the Preamble to this Agreement. “NWBI Articles” means the Articles of Incorporation of NWBI, as amended. “NWBI Board” means the Board of Directors of NWBI. “NWBI Bylaws” means the amended and restated bylaws of NWBI. “NWBI Common Stock” means shares of common stock, $0.01 par value, of NWBI. “NWBI Common Stock Closing Price” has the meaning set forth in Section 3.02(b)(v). “NWBI Disclosure Schedule” has the meaning set forth in Section 5.02. “NWBI Equity Incentive Plan” means the Northwest Bancshares, Inc. 2022 Equity Incentive Plan. “NWBI Market Price” shall mean the volume average weighted closing sale price of a NWBI Common Share on NASDAQ during the 20 consecutive trading days immediately preceding the date of this Agreement. “NWBI Market Value” means, as of any specified date, the average of the volume weighted daily closing sales prices of a share of NWBI Common Stock as reported on NASDAQ for the ten consecutive trading days immediately preceding such specified date. “NWBI SEC Reports” has the meaning set forth in Section 5.02(f)(ii). “Old Certificates” has the meaning set forth in Section 3.01(b). “Other Subsidiaries Actions” has the meaning set forth in Section 6.22. “PABCL” means the Pennsylvania Business Corporation Law, Title 15 of the Pennsylvania Consolidated Statutes, as amended, the Pennsylvania Associations Code, as amended, and the Pennsylvania Entity Transaction Law, 15 Pa. C.S. §3.11 et seq., as amended. “PADOBS” means the Pennsylvania Department of Banking and Securities. “PADOS” means the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations.

8 “Parent Merger” has the meaning set forth in Section 2.01(a). “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. “Personal Information” means data or information in any medium that alone or in combination with other information allows the identification of an individual or that that otherwise is personal data, protected health information, or other data regulated under applicable Privacy and Information Security Requirements, including by way of example: name, street address, telephone number, e-mail address, photograph, social security number, bank account number, pin code, race, gender, religion, political affiliation, sexual orientation, driver’s license number, passport number or customer or account number, IP address, or any persistent identifier. “Privacy and Information Security Requirements” means all (a) applicable laws relating to privacy, information security, or the Processing of Personal Information; (b) all applicable laws concerning the security of PWOD’s and its Subsidiaries’ products, services and Systems; (c) all contracts to which PWOD’s or its Subsidiaries’ is a party or is otherwise bound that relate to Personal Information or protecting the security or privacy of information or Systems, (d) PWOD’s or its Subsidiaries’ internal and posted policies and notices relating to Personal Information and/or the privacy and the security of PWOD’s or its Subsidiaries’ products, services, Systems and Business Data, and (e) to the extent applicable, the Payment Card Information Data Security Standards and any industry self- regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising. “Processing” means any operation or set of operations that is performed upon Personal Information or other Business Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Phase I” has the meaning set forth in Section 6.19. “Proxy Statement/Prospectus” has the meaning set forth in Section 5.01(d)(i). “PWOD” has the meaning set forth in the Preamble to this Agreement. “PWOD 401(k) Plan” has the meaning set forth in Section 6.10(c). “PWOD Adjusted ROE” means PWOD’s consolidated return on equity as would otherwise be reported in PWOD’s SEC Reports, as adjusted for expenses incurred by PWOD in connection with consummation of the Merger, which may include, but are not limited to, balance sheet adjustments, subsidiary restructurings or dispositions, legal fees, financial advisory fees, contract terminations, accruals and/or payments in connection with any severance or retention payments.

9 “PWOD Articles” means the Articles of Incorporation of PWOD, as amended. “PWOD Board” means the Board of Directors of PWOD. “PWOD Bylaws” means the bylaws of PWOD, as amended. “PWOD Common Stock” means the shares of common stock, $5.55 par value of PWOD. “PWOD Director” has the meaning set forth in Section 6.23. “PWOD Director Compensation Plan” means the Penns Woods Bancorp, Inc. 2020 Non-Employee Director Compensation Plan. “PWOD Disclosure Schedule” has the meaning set forth in Section 5.01. “PWOD Equity Incentive Plan” means Penns Woods Bancorp, Inc. 2020 Equity Incentive Plan. “PWOD ESPP” has the meaning set forth in Section 4.01(b)(i). “PWOD Group” has the meaning set forth in Section 5.01(p)(vii). “PWOD Meeting” has the meaning set forth in Section 5.01(d)(i). “PWOD Options” has the meaning set forth in Section 3.03(a). “PWOD Preferred Stock” has the meaning set forth in Section 5.01(b)(i). “PWOD Recommendation” has the meaning set forth in in Section 6.02(b). “PWOD Stock” has the meaning set forth in Section 5.01(b)(i). “PWOD’s SEC Reports” has the meaning set forth in Section 5.01(e)(ii). “PWOD’s Territory” means, for purposes of this Agreement, the geographic area comprising the Commonwealth of Pennsylvania. “Registration Statement” has the meaning set forth in Section 5.01(d)(i). “Regulatory Authorities” or “Regulatory Authority” has the meaning set forth in Section 5.01(h)(i). “Regulatory Order” has the meaning set forth in Section 5.01(h)(i). “Related Parties” has the meaning set forth in Section 5.01(bb). “Related Party Agreements” has the meaning set forth in Section 5.01(bb).

10 “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors. “Requisite PWOD Vote” has the meaning set forth in Section 5.01(c)(i). “Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person. “Sarbanes-Oxley Act” has the meaning set forth in Section 5.01(e)(ii). “SDAT” means the State Department of Assessments and Taxation of Maryland. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder. “Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Business Data, (b) inadvertent, unauthorized, and/or unlawful sale, or rental of Personal Information or other Business Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Systems. “Subsidiary” has the meanings ascribed to it in Section 2(d) of the BHCA. “Subsidiary Bank Mergers” has the meaning set forth in Section 2.05(b). “Subsidiary Bank Merger Agreements” has the meaning set forth in Section 2.05(b). “Subsidiary Bank Merger Certificates” has the meaning set forth in Section 2.05(c). “Superior Proposal” has the meaning set forth in Section 6.06(f)(i). “Support Agreements” has the meaning set forth in the Recitals to this Agreement. “Surviving Corporation” has the meaning set forth in Section 2.01(a). “Systems” has the meaning set forth in Section 5.01(y)(ii)(A). “Tail Policy” has the meaning set forth in Section 6.18(b). “Takeover Laws” has the meaning set forth in Section 5.01(n).

11 “Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment and all other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date and any transferee liability in respect of any such items. “Tax Returns” means any return, amended return, statement, form, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to any Tax, including any amendments thereof. “Termination Date” has the meaning set forth in Section 8.01(c). “Termination Fee” has the meaning set forth in Section 8.02(b)(i). “Third Party Service Provider” shall mean a third party that provides outsourcing or other data or IT-related services for PWOD and its Subsidiaries, including any third party that the PWOD and its Subsidiaries engages to Process Personal Information on behalf of PWOD and its Subsidiaries and/or to develop software on behalf of PWOD and its Subsidiaries. “Treasury” means the United States Department of Treasury. “Treasury Shares” means PWOD Stock held by PWOD or any of its Subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith. “2025 Bonus Pool” has the meaning set forth in Section 6.10(i). ARTICLE II The Merger 2.01 The Parent Merger. (a) The Parent Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, PWOD shall merge with and into NWBI (the “Parent Merger”), NWBI shall survive the Parent Merger and continue to exist as a Maryland corporation (NWBI, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of PWOD shall cease. At the Effective Time: (i) The NWBI Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the MGCL;

12 (ii) The NWBI Bylaws, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until amended in accordance with the MGCL; (iii) Subject to Section 6.23, each individual serving as a director of NWBI immediately prior to the Effective Time shall remain a director of the Surviving Corporation for the balance of the term for which such individual was elected and shall serve as such until his or her successor is duly elected and qualified in the manner provided for in the NWBI Articles and the NWBI Bylaws or as otherwise provided by the MGCL or until his or her earlier death, resignation or removal in the manner provided in the NWBI Articles or the NWBI Bylaws or as otherwise provided by the MGCL; and (iv) At and after the Effective Time, each share of NWBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Parent Merger. (b) Option to Change Method of Merger. NWBI shall be empowered, at any time prior to the Effective Time, to change the method or structure of effecting the Parent Merger and/or the Subsidiary Bank Merger (including the provisions of Article II), if and to the extent NWBI deems such change to be necessary, appropriate or desirable; provided that no such change shall (i) alter or change the Exchange Ratio or the number of shares of NWBI Common Stock received by holders of PWOD Common Stock in exchange for each share of PWOD Common Stock, (ii) cause the Merger to fail to qualify as a “reorganization” under Section 368(a)(1)(A) of the Code or, (iii) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change referred to in the immediately preceding subsections (i) – (iii) in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.02. (c) Stock Splits, Etc. In the event NWBI changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of NWBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding NWBI Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided that, for purposes of clarification no such adjustment shall be made with regard to NWBI Common Stock if NWBI issues additional shares of NWBI Common Stock and receives fair market value consideration for such shares. 2.02. Effectiveness of Parent Merger. At and after the Effective Time, the Parent Merger shall have the effects prescribed in the MGCL and PABCL. 2.03. Effective Date and Effective Time. On or (if agreed by PWOD and NWBI) prior to the Closing Date, NWBI and PWOD shall cause to be filed the articles of merger with the SDAT and the statement of merger with the PADOS. The Parent Merger shall become effective (such date, the “Effective Date”) upon the later to occur of the following: (i) the later of the filing of the articles of merger with the SDAT and the statement of merger with the PADOS; or (ii) such later

13 date and time as may be set forth in such articles of merger and statement of merger (such time hereinafter referred to as the “Effective Time”). 2.04. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will occur by electronic exchange of documents at 10:00 am, Columbus, Ohio time, on a date as soon as reasonably practicable to be mutually agreed upon by NWBI and PWOD, and after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof). The date on which the Closing occurs is referred to as the “Closing Date”. 2.05. The Subsidiary Bank Mergers. (a) Immediately following the Parent Merger, or at such later time as NWBI may determine, Luzerne Bank will merge with and into Northwest Bank (the “Luzerne Bank Merger”). Northwest Bank shall be the surviving entity in the Luzerne Bank Merger and, following the Luzerne Bank Merger, the separate corporate existence of Luzerne Bank shall cease and Northwest Bank shall survive and continue to exist as a Pennsylvania-chartered state bank. Promptly after the date of this Agreement, Northwest Bank and Luzerne Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit B (the “Luzerne Bank Merger Agreement”). (b) Immediately following the Luzerne Bank Merger, or at such later time as NWBI may determine, Jersey Shore State Bank will merge with and into Northwest Bank (the “Jersey Shore State Bank Merger”, and together with the Luzerne Bank Merger, the “Subsidiary Bank Mergers”). Northwest Bank shall be the surviving entity in the Jersey Shore State Bank Merger and, following the Jersey Shore State Bank Merger, the separate corporate existence of Jersey Shore State Bank shall cease and Northwest Bank shall survive and continue to exist as a Pennsylvania-chartered state bank. Promptly after the date of this Agreement, Northwest Bank and Jersey Shore State Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit C (the “Jersey Shore State Merger Agreement”, and together with the Luzerne Bank Merger Agreement, the “Subsidiary Bank Merger Agreements”). (c) Each of NWBI and PWOD shall approve the Subsidiary Bank Merger Agreements and the Subsidiary Bank Mergers as the sole shareholders of each subsidiary bank, respectively. Prior to the Effective Time, PWOD shall cause Luzerne Bank and Jersey Shore State Bank, respectively, and NWBI shall cause Northwest Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Subsidiary Bank Mergers (“Subsidiary Bank Merger Certificates”). The Subsidiary Bank Mergers shall become effective at such time and date as specified in the Subsidiary Bank Merger Agreements in accordance with applicable law, or at such other time as shall be provided by applicable law. The Parent Merger and the Subsidiary Bank Mergers shall sometimes collectively be referred to herein as the “Merger.”

14 ARTICLE III Merger Consideration 3.01. Conversion of PWOD Common Stock. At the Effective Time, by virtue of the Parent Merger and without any action on the part of NWBI, PWOD, or the holder of any of shares of PWOD Common Stock: (a) Subject to Section 3.02 and except as otherwise provided by paragraph (b) of this Section 3.01, each share of PWOD Common Stock (other than Treasury Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 2.385 shares of NWBI Common Stock (the “Exchange Ratio” and such shares, the “Merger Consideration”). (b) All of the shares of PWOD Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.01 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of PWOD Common Stock) previously representing any such shares of PWOD Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, (ii) cash in lieu of a fractional share which the shares of PWOD Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to Section 3.01(a) and Sections 3.02(b)(v), and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 3.02, in each case without any interest thereon. Old Certificates previously representing shares of PWOD Common Stock shall be exchanged for certificates or, at NWBI’s option, evidence of shares in book entry form representing whole shares of NWBI Common Stock as set forth in Section 3.01(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 3.02, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of PWOD Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or extraordinary distribution, except to the extent that any such increase is due to the exercise of PWOD Options or issuances under the PWOD ESPP for any pay periods on or before the PWOD pay period ended December 13, 2024, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give holders of PWOD Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this sentence shall be construed to permit PWOD to take any action with respect to its securities that is prohibited by the terms of this Agreement. (c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of PWOD Common Stock that are owned by PWOD (in each case other than shares (i) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held,

15 directly or indirectly, as a result of debts previously contracted) shall be cancelled and cease to exist and no Merger Consideration shall be delivered or exchanged therefor. 3.02. Exchange and Payment Procedures. (a) Exchange Fund. At or prior to the Effective Time, NWBI shall deposit, or shall cause to be deposited, with Equinti Trust Company or such other exchange agent as mutually agreed upon by NWBI and PWOD (the “Exchange Agent”), for the benefit of the holders of Old Certificates for exchange in accordance with this Article III, (i) certificates or evidence of shares in book-entry form, representing shares of NWBI Common Stock to be issued to holders of PWOD Common Stock (collectively, referred to herein as “New Certificates”), (ii) cash in an amount sufficient to pay cash in lieu of any fractional shares and (iii) cash payment due to holders of the PWOD Options pursuant to Section 3.03 (such New Certificates and cash described in the foregoing clauses (i) and (ii), together with any dividends or distributions with respect thereto payable in accordance with Section 3.02(b)(ii), being hereinafter referred to as the “Exchange Fund”). (b) Exchange Procedures. (i) As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, PWOD shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of PWOD Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for certificates representing the number of whole shares of NWBI Common Stock and any cash in lieu of fractional shares, as applicable, which the shares of PWOD Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 3.02(b)(ii). From and after the Effective Time, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (1) a New Certificate representing that number of whole shares of NWBI Common Stock to which such holder of PWOD Common Stock shall have become entitled pursuant to the provisions of Section 3.01 and (2) a check representing the amount of (x) any cash in lieu of a fractional share which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article III and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 3.02(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the NWBI Common Stock or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 3.02(b), each Old Certificate shall be deemed at any time after the Effective Time to represent only the right

16 to receive, upon surrender, the number of whole shares of NWBI Common Stock which the shares of PWOD Common Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 3.02(b). (ii) No dividends or other distributions declared with respect to NWBI Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with Section 3.02(b). After the surrender of an Old Certificate in accordance with Section 3.02(b), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of NWBI Common Stock which the shares of PWOD Common Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.15). (iii) For any New Certificate representing shares of NWBI Common Stock that is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of NWBI Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. (iv) After the Effective Time, there shall be no transfers on the stock transfer books of PWOD of the shares of PWOD Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of NWBI Common Stock, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in Article III. (v) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of NWBI Common Stock shall be issued upon the surrender for exchange of Old Certificates or otherwise pursuant to this Agreement, no dividend or distribution with respect NWBI Common Stock shall be payable on or with respect to any fractional share, and fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of NWBI. In lieu of the issuance of any fractional share, NWBI shall pay to each former shareholder of PWOD who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of NWBI Common Stock on The NASDAQ Stock Market LLC (“NASDAQ”) as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the Closing Date (or, if not reported therein, in

17 another authoritative source mutually agreed upon by NWBI and PWOD) (the “NWBI Common Stock Closing Price”) by (ii) the fraction of a share (rounded to the nearest one- thousandth when expressed in decimal form) of NWBI Common Stock which such holder would otherwise be entitled to receive pursuant to Section 3.01(a). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares is not separately bargained-for-consideration, but merely represents a mechanical rounding off for the purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares. (vi) Any portion of the Exchange Fund that remains unclaimed by the shareholders of PWOD for six (6) months after the Effective Time shall be paid to the Surviving Corporation. Any former holders of PWOD Common Stock who have not theretofore exchanged their Old Certificates pursuant to Section 3.02 shall thereafter look only to the Surviving Corporation for payment of the shares of NWBI Common Stock and cash in lieu of any fractional shares and any unpaid dividends and distributions on the NWBI Common Stock deliverable in respect of each former share of PWOD Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of NWBI, PWOD, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of PWOD Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. (vii) Each of NWBI and the Exchange Agent shall be entitled to deduct and withhold from any Merger Consideration otherwise payable pursuant to this Agreement all amounts required to be deducted and withheld with respect to the making of the Merger Consideration payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by NWBI or the Exchange Agent, as the case may be, the withheld amounts (i) will be paid over by NWBI or the Exchange Agent to the appropriate governmental authority and (ii) will be treated for all purposes of this Agreement as having been paid to the Person in respect of which the deduction and withholding was made. (viii) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by NWBI, the posting by such Person of a bond in such amount as NWBI or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of NWBI Common Stock, and any cash in lieu of fractional shares and dividends or distributions deliverable in respect thereof pursuant to this Agreement. (ix) The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights to withhold any such payment, delivery or distribution in the case of any Person.

18 3.03. PWOD Options. (a) At the Effective Time, all rights with respect to options that are outstanding under the PWOD Equity Incentive Plan immediately prior to the Effective Time (the “PWOD Options”) will vest in full and then cease to represent an option to purchase shares of PWOD Common Stock and will be converted automatically by virtue of the Merger and without any action required on the part of the holder of the PWOD Option into the right to receive an amount of cash equal to the product of (i)(A) the NWBI Common Stock Closing Price multiplied by the Exchange Ratio less (B) the current exercise price per share of such PWOD Option as adjusted for previously declared stock splits and stock dividends subsequent to the issuance of the PWOD Option but prior to the date hereof and (ii) the number of shares of PWOD Common Stock underlying such PWOD Option (the “Option Cash-Out Amount”). All payments pursuant to this Section 3.03(a) shall be made at or as soon as practicable following the Effective Time, in accordance with the Company’s ordinary payroll practices, and shall be subject to any applicable withholding. (b) PWOD shall not make any grants of PWOD Options following the execution of this Agreement. (c) PWOD shall ensure that the PWOD Equity Incentive Plan is terminated as of the Effective Time and no future rights remain under such plan other than with respect to the right to receive the Option Cash-Out Amount set forth in Section 3.03(a). The PWOD Board or any applicable committee of the PWOD shall make such adjustments and amendments to or make such determinations with respect to the PWOD Options and shall adopt any resolutions and take any and all actions necessary to effect the foregoing provisions of this Section 3.03. 3.04. Tax Consequences. For federal income tax purposes, the Parent Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Department regulation sections 1.368-2(g) and 1.368-3(a). ARTICLE IV Actions Pending Consummation of Merger 4.01. Forbearances of PWOD. From the date hereof until the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 4.01 of the PWOD Disclosure Schedule (it being understood that any disclosures made with respect to a subsection of this Section 4.01 shall be deemed to qualify (1) any other subsection of this Section 4.01 specifically referenced or cross-referenced, and (2) any other subsections of this Section 4.01 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other subsections)) or as required by law or regulation or by any Governmental Authority or as required by an applicable Regulatory Order, without the prior written consent of NWBI (such consent not to be unreasonably withheld, conditioned or delayed), PWOD shall not, and shall cause its Subsidiaries not to: (a) Ordinary Course. Conduct the business of PWOD and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their

19 respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon PWOD’s ability to perform any of its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority or by any applicable Regulatory Order. (b) Capital Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional PWOD Common Stock or other capital stock of PWOD, except (A) upon the exercise or fulfillment of PWOD Options issued and outstanding as of the date of this Agreement pursuant to the PWOD Equity Incentive Plan in accordance with their present terms and (B) pursuant to the terms of the PWOD Employee Stock Purchase Plan (the “PWOD ESPP”) with respect to issuances required by the terms of such Plan through the PWOD pay period ended December 13, 2024, (ii) enter into any agreement, or amend or modify the PWOD Equity Incentive Plan or the PWOD ESPP, except as otherwise set forth in this Agreement, (iii) with respect to the foregoing, permit any additional PWOD Common Stock to become subject to new grants of PWOD Options, other rights or similar stock-based employee rights under the PWOD Equity Incentive Plan, the PWOD ESPP (except as provided herein), or any other plan or program, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization. (c) Dividends; distributions; adjustments. (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, other than dividends payable by Subsidiaries of PWOD, except for its normal and customary quarterly cash dividend in the amount of $0.32 per share of PWOD Common Stock for each full calendar quarter preceding the Effective Date subject to Section 6.15, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. (d) Compensation; Employment Agreements. Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, consultant, officer or employee of PWOD or any of its Subsidiaries, hire or engage any full-time employee or consultant, other than as replacements for positions existing on the date hereof, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments) except as otherwise set forth in Section 6.10(i), that exceed, in the aggregate, 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date hereof. (e) Benefit Plans. Enter into, establish, adopt, amend, modify, make any contributions to or terminate (except (i) as may be required by applicable law, (ii) as contemplated by this Agreement, or (iii) pursuant to the regular annual renewal of insurance contracts) any Compensation and Benefit Plan, including the PWOD Equity Incentive Plan, or any other pension, retirement, phantom stock, stock purchase, savings, profit sharing, deferred compensation, change in control, salary continuation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any

20 director, consultant, officer or employee of PWOD or any of its Subsidiaries, grant any equity or equity-based awards, or take any action to accelerate the payment of benefits or the vesting or exercisability of any options, restricted stock, phantom stock or other compensation or benefits payable thereunder. (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any Person other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness of any Person other than a wholly owned Subsidiary or any claims against any Person other than a wholly owned Subsidiary, in each case other than in the ordinary course, consistent with past practices, including any debt collection or foreclosure transactions. (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice or, in the ordinary course of business, consistent with past practices, purchases of securities incident to PWOD’s securities porfolio, subject to Section 4.01(r)) all or any portion of the assets, business, deposits or properties of any other Person. (h) Governing Documents. Amend the PWOD Articles, the PWOD Bylaws or the organizational and governing documents of PWOD’s Subsidiaries. (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP. (j) Material Contracts. (i) Terminate, amend, or waive any provision of, any Material Contract; (ii) make any change in any instrument or agreement governing the terms of any of its securities, or material lease or any other Material Contract, other than normal renewals of leases and other Material Contracts without material adverse changes of terms with respect to PWOD; (iii) enter into any contract that (A) would constitute a Material Contract if it were in effect on the date of this Agreement or (B) that has a term of one year or longer and that requires payments or other obligations by PWOD or any PWOD Subsidiary of $150,000 or more under the contract; or (iv) enter into any contract if the contract, in the aggregate with all contracts entered into by PWOD or any PWOD Subsidiary from and after the date of this Agreement, would result in aggregate required payments by PWOD or any PWOD Subsidiary in excess of $350,000. (k) Claims. (i) Settle any claim, suit, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, suits, actions or proceedings and which involves solely money damages in an amount, individually not to exceed $300,000 or, in the aggregate, not to exceed $750,000, for all such claims, actions or proceedings; and (ii) PWOD shall provide written notice to NWBI at least five (5) business days before commencing any litigation other than in the ordinary course of business. (l) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set

21 forth in Article VII not being satisfied, or (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority. (m) Risk Management. Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate or other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk and any other risk, or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks. (n) Borrowings. Other than in the ordinary course, consistent with past practice, incur any indebtedness, contract for the incurrence of any indebtedness, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of indebtedness of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course, consistent with past practices shall include the creation of deposit liabilities, use of brokered deposits, purchases of federal funds, borrowings from any of the Federal Home Loan Banks, borrowings from the Federal Reserve Bank, advances on existing lines of credit, sales of certificates of deposit, and entry into repurchase agreements). (o) Indirect Loans; Participations. (i) Make or purchase any indirect or brokered Loans, or (ii) purchase from or sell to any financial institution or non-depository lender an interest in a Loan, except for such credit facilities made to borrowers in PWOD Territory which are secured by collateral located in PWOD’s Territory in the ordinary course and consistent with past practices, in each case in excess of $1,000,000. (p) Capital Expenditures. Make, or commit to make, any capital expenditures in excess of five percent (5%) PWOD’s capital expenditure budget set forth in Section 4.01(p) of the PWOD Disclosure Schedule. (q) Lending. (i) Enter into any new line of business, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital applicable with respect to its loan portfolio or any segment thereof); or (ii) except for commitments issued prior to the date of this Agreement which have not yet expired, make or acquire any new Loan or issue a commitment (including a letter of credit) for any new Loan or renew or extend an existing commitment for any Loan, or amend or modify any Loan, (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral), except (A) Loans for which a commitment to make or acquire was entered into prior to the date of this Agreement; and (B)(i) unsecured Loans or commitments for unsecured Loans less than $250,000 individually, and (ii) secured Loans or commitments for secured Loans less than $2,000,000 individually, and (iii) Loans or commitments for Loans greater than $500,000 if immediately after making the Loan the Person obtaining the Loan and the Person’s Affiliates would have Loans owed to Jersey Shore State Bank and Luzerne Bank that is, in the aggregate, less than $5,000,000, in each case, in compliance with the underwriting policies and related Loan policies of Jersey Shore State Bank or Luzerne Bank, as applicable, in effect as of the date of this Agreement;

22 provided, however, for any new Loan or commitment (including a letter of credit) for any new Loan or renewal or extension of existing commitments or amendment or modification of any Loan, (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral) in excess of the limits described in clause (B) hereof, NWBI shall have been deemed to have consented to any Loan in excess of such amount if NWBI does not object to any such proposed loan in writing within two (2) business days of receipt by NWBI of a request by PWOD to exceed such limit along with all financial or other data that NWBI may reasonably request in order to evaluate such Loan. (r) Investment Securities Portfolio. Restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage-related securities which would be considered “high risk” securities under applicable regulatory pronouncements; provided, that nothing herein shall prohibit PWOD and its Subsidiaries from maintaining and monitoring its securities portfolio, or purchasing or selling securities in the ordinary course of business consistent with its investment policies. (s) Intellectual Property. Except for non-exclusive licenses and the expiration of Intellectual Property in the ordinary course, sell, assign, dispose of, abandon, allow to expire, license or transfer any material Intellectual Property of PWOD and its Subsidiaries. (t) Taxes. (i) Fail to prepare or file or cause to be prepared or filed in a timely manner consistent with past practice all Tax Returns that are required to be filed (with extensions) at or before the Effective Time, (ii) fail to timely pay any Tax due (whether or not required to be shown on any such Tax Returns), or (iii) make, change or revoke any Tax election or Tax accounting method, file any amended Tax Return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of Taxes or file any amended Tax Return). (u) Offices and Facilities. (i) Open, close or relocate any branch office, ATMs, loan production office or other significant office or operations facility of PWOD or its Subsidiaries at which business is conducted, or (ii) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted. (v) Interest Rates. Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner consistent with past practices. (w) Foreclosures. With respect to Loans in excess of $300,000, PWOD shall not foreclose upon or otherwise cause PWOD or any of its Subsidiaries to take title to or possession or control of any real property or entity thereon without first obtaining a Phase I thereon which indicates that the property is free of Hazardous Material; provided, however, that no such report shall be required to be obtained with respect to single-family residential real property of five acres or less to be foreclosed upon unless PWOD has reason to believe that such real property may contain any such Hazardous Material.

23 (x) Deposit Liabilities. Cause or permit any material change in the amount or general composition of deposit liabilities. (y) Reorganization 368(a). Not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (z) Commitments. Agree to take, make any commitment to take, or adopt any resolutions of PWOD Board in support of, any of the actions prohibited by this Section 4.01. 4.02. Forbearances of NWBI. From the date hereof until the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 4.02 of the NWBI Disclosure Schedule (it being understood that any disclosures made with respect to a subsection of this Section 4.02 shall be deemed to qualify (1) any other subsection of this Section 4.02 specifically referenced or cross-referenced, and (2) any other subsections of this Section 4.02 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other subsections)) or as required by law or regulation or by any Governmental Authority or as required by an applicable Regulatory Order, without the prior written consent of PWOD (such consent not to be unreasonably withheld, conditioned or delayed), NWBI shall not, and shall cause its Subsidiaries not to: (a) Ordinary Course. Conduct the business of NWBI and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon NWBI’s ability to perform any of its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement. (b) Governing Documents. Amend the NWBI Articles or the NWBI Bylaws in a manner that would materially and adversely affect the holders of PWOD Common Stock, or adversely affect the holders of PWOD Common Stock relative to other holders of NWBI Common Stock. (c) Reorganization 368(a). Not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (d) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming materially inaccurate at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority, or (iv) a delay in the consummation of the transactions contemplated by this Agreement. (e) Commitments. Agree to take, make any commitment to take, or adopt any resolutions of NWBI Board in support of, any of the actions prohibited by this Section 4.02.

24 ARTICLE V Representations and Warranties 5.01. Representations and Warranties of PWOD. Except (a) as disclosed in the disclosure schedule delivered by PWOD to NWBI concurrently herewith (the “PWOD Disclosure Schedule”); provided that (i) the mere inclusion of an item in the PWOD Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by PWOD that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (ii) any disclosures made with respect to a section of Section 5.01 shall be deemed to qualify (A) any other section of Section 5.01 specifically referenced or cross-referenced in such disclosure and (B) any other sections of Section 5.01 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any PWOD’s SEC Reports filed with or furnished to the SEC by PWOD since December 31, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature, and except with respect to matters that relate to the representations and warranties contained in Sections 5.01(a), 5.01(b)(i), 5.01(c)(ii), 5.01(k) and 5.01(ff)), PWOD hereby represents and warrants to NWBI as follows: (a) Organization, Standing and Authority. (i) PWOD is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is a bank holding company duly registered with the FRB under the BHCA. PWOD has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. PWOD is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Section 5.01(a)(i) of the PWOD Disclosure Schedule sets forth the foreign jurisdictions in which PWOD conducts business, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PWOD. (ii) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on PWOD, each Subsidiary of PWOD (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of PWOD to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each of Luzerne Bank and Jersey Shore State

25 Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of PWOD, threatened. Section 5.01(a)(ii) of the PWOD Disclosure Schedule sets forth a true and complete list of all Subsidiaries of PWOD as of the date hereof. (b) Capital Structure of PWOD. (i) As of November 30, 2024, the authorized capital stock of PWOD consists of (A) 22,500,000 PWOD Common Stock, of which 7,555,082 shares are currently issued and outstanding and (B) 3,000,000 shares of preferred stock, with no par value, of which no shares are issued and outstanding (“PWOD Preferred Stock”). The PWOD Common Stock and PWOD Preferred Stock are collectively referred to herein as “PWOD Stock.” As of November 30, 2024, there are: (A) 510,225 shares of Treasury Shares held by PWOD or otherwise owned by PWOD or its Subsidiaries; (B) 750,000 shares of PWOD Common Stock reserved for issuance pursuant to the PWOD Equity Incentive Plan (of which, collectively, 654,400 shares are reserved for issuance for outstanding PWOD Options as of November 30, 2024), (C) 45,880 shares of PWOD Common Stock reserved for issuance pursuant to the PWOD Director Compensation Plan, and (D) 1,431,015 shares of PWOD Common Stock reserved for issuance pursuant to the PWOD ESPP. No shares of PWOD Preferred Stock are issued and outstanding or reserved for issuance. All of the issued and outstanding PWOD Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the PWOD Options and PWOD Equity Incentive Plan, PWOD does not have, and is not bound by, any other outstanding or issued stock awards, restricted stock or any other similar instruments or Rights with respect to any shares of PWOD Stock. (ii) The PWOD Options have been granted in compliance in all material respects with the terms of the applicable PWOD Equity Incentive Plan and all applicable laws. With respect to each of the PWOD Options outstanding as of the date hereof, the name of each optionee, the date of each option to purchase PWOD Common Stock granted, the number of shares subject to each such option and the price at which each such option may be exercised are set forth in Section 5.01(b) of the PWOD Disclosure Schedule. The exercise price of each PWOD Option is no less than the fair market value of a share of PWOD Common Stock determined on the date of grant of such stock option (and as of any later modification thereof within the meaning of Section 409A of the Code). Each PWOD Option intended to qualify as an “incentive stock option” under Section 422 of the Code has been structured to so qualify. (iii) Neither PWOD nor any of its Subsidiaries have any authorized, issued, or outstanding bonds, debentures, notes or other indebtedness for which the holders thereof have the right to vote on any matters on which the shareholders have the right to vote. There are no registration rights, and there is no voting trust, proxy, rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which PWOD is a party or by which it is bound with respect to any equity security of any class of PWOD or

26 with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries. (c) Authority; No Violation. (i) PWOD has full corporate power and authority to execute and deliver this Agreement and, subject to shareholder approval and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Bank Mergers have been duly and validly approved by the PWOD Board. The PWOD Board has determined, subject to Section 6.06 of this Agreement, that the Parent Merger, on the terms and conditions set forth in this Agreement, is in the best interests of PWOD and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to PWOD’s shareholders for approval (with the PWOD Board’s recommendation in favor of approval) at a meeting of the shareholders, and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of holders of a majority of all votes cast at a meeting of shareholders called therefor (the “Requisite PWOD Vote”), and the adoption and approval of the Subsidiary Bank Merger Agreements by PWOD as sole shareholder of Luzerne Bank and Jersey Shore State Bank, respectively, no other corporate proceedings on the part of PWOD are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PWOD and (assuming due authorization, execution and delivery by NWBI) constitutes a valid and binding obligation of PWOD, enforceable against PWOD in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). (ii) Neither the execution and delivery of this Agreement by PWOD nor the consummation by PWOD of the transactions contemplated hereby, including the Parent Merger and the Subsidiary Bank Merger, nor compliance by PWOD with any of the terms or provisions hereof, will (A) violate any provision of the PWOD Articles or PWOD Bylaws or (B) assuming that the consents and approvals referred to in Section 5.01(d) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PWOD, or any PWOD Subsidiaries, or any of their respective properties or assets, or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or payments, rebates, or reimbursements required under, or result in the creation of any Lien upon any of the respective properties or assets of PWOD or any PWOD Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PWOD or any PWOD Subsidiary is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (2) above) for such violations, conflicts, breaches or defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PWOD.

27 (d) Consents and Regulatory Approvals. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by PWOD or any of its Subsidiaries in connection with the execution, delivery or performance by PWOD of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) filing with the SEC and declaration of effectiveness of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act including the proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the meeting, including any adjournments or postponements thereof, of PWOD shareholders to be held in connection with this Agreement and the Merger (the “PWOD Meeting”), (C) obtaining the Requisite PWOD Vote, (D) the filing of the articles of merger with the SDAT and the statement of merger with the PADOS, and filing the Subsidiary Bank Merger Certificates with the Applicable Regulatory Authorities, and (E) receipt of the approvals set forth in Section 7.01(b). (ii) As of the date hereof, PWOD is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b). (e) SEC Reports. (i) PWOD has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments have complied in all material respects with all legal requirements relating thereto, and has paid all fees and assessments due and payable in connection therewith. (ii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by PWOD pursuant to the Securities Act or the Exchange Act since December 31, 2021 and prior to the date of this Agreement (the “PWOD’s SEC Reports”) is publicly available. No such PWOD’s SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), and considering all amendments to any of PWOD’s SEC Report filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all PWOD’s SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of PWOD has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley

28 Act of 2002 (the “Sarbanes-Oxley Act”). As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of PWOD’s SEC Reports. (f) Financial Statements; Material Adverse Effect; Internal Controls. (i) The financial statements of PWOD and its Subsidiaries included (or incorporated by reference) in PWOD’s SEC filings (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of PWOD and its Subsidiaries, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of PWOD and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with GAAP, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of PWOD and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, S.R. Snodgrass, P.C. has not resigned (or informed PWOD that it intends to resign) or been dismissed as independent public accountants of PWOD as a result of or in connection with any disagreements with PWOD on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (ii) Neither PWOD nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of PWOD included in its Quarterly Report on Form 10-Q for period ended September 30, 2024 (including any notes thereto), (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since September 30, 2024 and (C) in connection with this Agreement and the transactions contemplated hereby. (iii) Since December 31, 2023, (A) PWOD and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably likely to have a Material Adverse Effect with respect to PWOD or any of its Subsidiaries. (iv) PWOD and each of its Subsidiaries maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by PWOD in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that

29 such information is accumulated and communicated to PWOD’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of PWOD required under the Exchange Act with respect to such reports. PWOD has disclosed, based on its most recent evaluation prior to the date of this Agreement, to PWOD’s outside auditors and the audit committee of the PWOD Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect PWOD’s ability to accurately record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in PWOD’s internal controls over financial reporting. Since December 31, 2022, neither PWOD, its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of PWOD or its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of PWOD or its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that PWOD or its Subsidiaries has engaged in questionable accounting or auditing practices. (g) Litigation. Except as set forth in Section 5.01(g) of the PWOD Disclosure Schedule, there is no suit, action, investigation, claim, proceeding or review pending, or to PWOD’s Knowledge, threatened against or affecting it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action, investigation, claim, proceeding or review) (i) that involves a Governmental Authority, or (ii) that, individually or in the aggregate, is (A) material to it and its Subsidiaries, taken as a whole, or is reasonably likely to result in a material restriction on its or any of its Subsidiaries’ businesses or, after the Effective Time, the business of NWBI or any of its Affiliates, or (B) reasonably likely to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by PWOD, any of its Subsidiaries or the assets of it or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to NWBI or any of its Affiliates) that is or could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on PWOD. (h) Regulatory Matters. (i) Neither PWOD nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, formal or informal agreement, memorandum of understanding or similar arrangement with, or a commitment letter, board resolution or similar submission to, or extraordinary supervisory letter (any of the foregoing, a “Regulatory Order”) from any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FDIC, the FRB, and the PADOBS) or the supervision or regulation of it or any of its Subsidiaries (collectively, the “Regulatory Authorities”).

30 (ii) Neither PWOD nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission. (i) Compliance with Laws. PWOD, and each of the PWOD Subsidiaries hold, and have held at all times since December 31, 2021, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding the applicable license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PWOD, and, to the Knowledge of PWOD, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. PWOD and each of its Subsidiaries have complied in all material respects with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Authority relating to PWOD or any of the PWOD Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer Loans. (j) Material Contracts; Defaults. (i) Except as set forth in the PWOD Disclosure Schedule listed under Section 5.01(j)(i), neither PWOD nor any of its Subsidiaries is a party to or is bound by any contract or agreement (whether written or verbal) of the following types as of the date of this Agreement, and no such contract or agreement is presently being negotiated or discussed: (A) any contract involving commitments to others to make capital expenditures or purchase or sales in excess $150,000 in any one case or $300,000 in the aggregate in any period of 12 consecutive months; (B) any contract relating to any direct or indirect indebtedness of PWOD or any of its Subsidiaries for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit but

31 excluding all Loans), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $100,000 in any one case or $150,000 in the aggregate in any period of 12 consecutive months; (C) any employment, severance, consulting or management services contract or any confidentiality or nondisclosure contract with any director, officer, employee or consultant of PWOD or any of its Subsidiaries; (D) any contract containing covenants limiting the freedom of PWOD or any of its Subsidiaries to compete in any line of business or with any Person or in any area or territory; (E) any partnership, joint venture, limited liability company arrangement or other similar agreement; (F) any profit sharing, phantom stock award, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of PWOD’s or any of its Subsidiaries’ current or former directors, officers, employees or consultants; (G) any license agreement, either as licensor or licensee, or any other contract of any type relating to any Intellectual Property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement; (H) any contract with any insider of PWOD or any of its Subsidiaries or any arrangement under which PWOD or any of its Subsidiaries has advanced or loaned any amount to any of their respective insiders or immediate family member of any insider (the terms “insider” and “immediate family member” have the meanings given to them under Regulation O (12 C.F.R. Part 215) as promulgated by the FRB); (I) any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor; (J) other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of PWOD or any of its Subsidiaries; (K) any contract that requires the payment of royalties; (L) any contract pursuant to which PWOD or any of its Subsidiaries has any obligation to share revenues or profits derived from PWOD or any of its Subsidiaries with any other Person;

32 (M) any contract between (i) PWOD or any of its Subsidiaries, on the one hand, and any officer, director, employee or consultant of PWOD or any of its Subsidiaries, on the other hand, and (ii) PWOD or any of its Subsidiaries, on the one hand, and any Associate or other Affiliate of any director, officer, employee or consultant of PWOD or any of its Subsidiaries, on the other hand; and (N) any contract that is a “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the SEC); (O) any other legally binding contract not of the type covered by any of the other items of this Section 5.01(j) involving money or property and having an obligation in excess of $150,000 in the aggregate in any period of 12 consecutive months or which is otherwise not in the ordinary and usual course of business. (ii) “Material Contracts” shall mean those contracts on the PWOD Disclosure Schedule listed under Section 5.01(j)(i). True, complete and correct copies of all of the Material Contracts have been provided to NWBI. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to PWOD or any of its Subsidiaries, as the case may be, and (B) to the Knowledge of PWOD, as to the other parties to such Material Contracts. Except as disclosed in the PWOD Disclosure Schedule, PWOD and/or its Subsidiaries, as applicable, and to the Knowledge of PWOD, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts. Neither PWOD nor its Subsidiaries, and to the Knowledge of PWOD, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither PWOD nor its Subsidiaries, and to the Knowledge of PWOD, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither PWOD nor any of its Subsidiaries has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the Knowledge of PWOD, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts. (k) Brokerage and Finder’s Fees. Except as set forth in Section 5.01(k) of the PWOD Disclosure Schedule, neither PWOD nor any of its Subsidiaries has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby. (l) Employee Benefit Plans; Employee Matters. (i) Section 5.01(l) of the PWOD Disclosure Schedule contains a complete and accurate list of all salary, commissions, bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare

33 and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements, whether written or unwritten, that are currently effective (including frozen plans) or were in effect at any time in the previous five years, in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of PWOD, any of its Subsidiaries or any ERISA Affiliate participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party or under which PWOD, its Subsidiaries or any ERISA Affiliate has any present or future liability (the “Compensation and Benefit Plans”). Neither PWOD nor any of its Subsidiaries nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to terminate, modify or change any existing Compensation and Benefit Plan except as contemplated under this Agreement or as required by applicable law. No Compensation and Benefit Plan holds any PWOD Common Stock. (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) or has been adopted on a pre-approved plan which is the subject of a favorable opinion letter from the IRS on which the plan sponsor of such plan is entitled to rely, and no circumstances exist which are likely to result in revocation of any such favorable determination letter or opinion letter. There is no pending or, to the Knowledge of PWOD, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither PWOD nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject PWOD, any of its Subsidiaries or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. To the Knowledge of PWOD, no event has occurred or circumstance exists that could result in a material increase in premium cost of a Compensation and Benefit Plan that is insured, or a material increase in benefit cost of such Compensation and Benefit Plans that are self-insured. (iii) Except as set forth in Section 5.01(l) of the PWOD Disclosure Schedule, none of the Compensation and Benefit Plans are, and none of PWOD, its Subsidiaries or any ERISA Affiliate has at any time sponsored, maintained, contributed to or had any liability with respect to any plan that is, (A) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (B) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, (C) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (D) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Compensation and Benefit Plan listed in Section 5.01(l) of the PWOD Disclosure Schedule has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b) or 430 of the Code,

34 and none of the assets of PWOD or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. The Pension Benefit Guaranty Corporation has not instituted, and is not expected to institute, any proceedings to terminate any Compensation and Benefit Plan. No liability under Title IV of ERISA has been, or is expected to be, incurred by PWOD, any of its Subsidiaries or any ERISA Affiliate. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan. To the Knowledge of PWOD, there is no pending investigation or enforcement action by the U.S. Department of Labor, the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. There does not exist, nor do any circumstances exist that could result in, any Controlled Group Liability of PWOD or any of its Subsidiaries now or following the Closing. (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which PWOD or any of its Subsidiaries was or is a party have been timely made or have been reflected on financial statements in PWOD’s SEC Reports. (v) Neither PWOD nor any of its Subsidiaries has any obligations to provide post-employment health or life insurance or other post-employment death benefits under any Compensation and Benefit Plan, other than benefits mandated by COBRA or similar state law, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by PWOD or its Subsidiaries that would reasonably be expected to promise or guarantee such Employees’ post-employment health or life insurance or other post-employment death benefits on a permanent basis. (vi) Neither PWOD, any of its Subsidiaries nor any ERISA Affiliate maintain any Compensation and Benefit Plans covering leased or foreign (i.e., non-United States) Employees, independent contractors or non-employees. (vii) With respect to each Compensation and Benefit Plan, if applicable, PWOD has provided to NWBI, true and complete copies of existing (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit obligation that is not otherwise in writing, and all board actions approving the same, (B) trust instruments, insurance contracts, including renewal notices, and other funding instruments, (C) the three most recent Forms 5500 filed with the IRS (including all schedules thereto and the opinions of independent accountants), (D) the most recent actuarial report and financial statement, (E) the most recent summary plan description, wrap document and summaries of material modifications, (F) any notices to or from the IRS, Department of Labor or the Pension Benefit Guaranty Corporation or forms filed with the Pension Benefit Guaranty Corporation (other than for premium payments), (G) the most recent determination letter or opinion letter issued by the IRS, (H) any Form 5310 or Form 5330 filed with the IRS, (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), (J) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent

35 contractors that relate to a Compensation and Benefit Plan, and (K) copies of all material correspondence or other communications with any Governmental Authority. (viii) Except as set forth in the PWOD Disclosure Schedule listed under Section 5.01(l)(viii), neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement would, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment or benefit (including severance pay, retention bonuses, change in control benefits or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (C) result in any material increase in benefits payable , or any other obligation pursuant to, under any Compensation and Benefit Plan. (ix) Neither PWOD, any of its Subsidiaries nor any ERISA Affiliate maintains any compensation plans, programs or arrangements the benefits or payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the Treasury regulations issued thereunder. (x) As a result, directly or indirectly, of the execution of this Agreement or the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of NWBI, PWOD or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment or otherwise provide for any benefit that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code and applicable regulations thereunder) or which would violate 12 U.S.C. Section 1828(k) or regulations thereunder. (xi) (i) PWOD and each of its Subsidiaries are and have been in compliance with all applicable federal, state and local laws, regulations, ordinances and rulings respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, (ii) neither PWOD nor any of its Subsidiaries are engaged in any unfair labor practice or other employment and/or wage-related policy, practice or action in violation of any federal, state or local law, regulation, ordinance or ruling, including without limitation those related to wages and hours under the Fair Labor Standards Act (FLSA), and (iii) there is no unfair labor practice or employment-related complaint against PWOD or any of its Subsidiaries pending or, to the Knowledge of PWOD, threatened before any state or federal court, the National Labor Relations Board, the Equal Employment Opportunity Commission (EEOC) or any other federal, state or local administrative body relating to employment or employment-related policies, practices or conditions. (xii) Each Compensation and Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) complies with and has been established, documented, operated and maintained in form and

36 operation, in accordance with Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder and no amounts under any such nonqualified deferred compensation plan is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code. Neither PWOD nor any of its Subsidiaries has any actual or potential obligation to indemnify, reimburse or otherwise gross-up any Person for any taxes, interest or penalties that may be imposed, incurred or accelerated under Section 409A or 4999 of the Code. (m) Labor Matters. Neither PWOD nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is PWOD, or any of its Subsidiaries, the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel PWOD or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to PWOD’s Knowledge, threatened, nor is PWOD aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity. PWOD and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. (n) Takeover Laws. PWOD has taken all action required to be taken by PWOD in order to exempt this Agreement, the Support Agreements and the transactions contemplated hereby and thereby from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover laws and regulations of the Commonwealth of Pennsylvania including Sections 2541 through 2575 of the PABCL (“Takeover Laws”), and (ii) any applicable provisions of the PWOD Articles, the PWOD Bylaws and/or the governing documents of any PWOD Subsidiary. (o) Environmental Matters. To PWOD’s Knowledge, neither the conduct, the operation of PWOD, or any of its Subsidiaries, nor any condition of any property presently or previously owned, leased, operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien violates, or violated, Environmental Laws; to PWOD’s Knowledge, no condition exists or has existed or event has occurred with respect to any of them, or any such property, that is reasonably likely to result in liability under Environmental Laws. Neither PWOD nor any of its Subsidiaries has received any notice from any Person that PWOD, its Subsidiaries, or the operation or condition of any property ever owned, leased, operated, or held as collateral, or in a fiduciary capacity, by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property. (p) Tax Matters. (i) (A) All Tax Returns that were or are required to be filed by or with respect to PWOD and its Subsidiaries have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all

37 material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A) of this Section 5.01(p)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of PWOD or its Subsidiaries. PWOD has made available to NWBI true and correct copies of the United States federal income Tax Returns filed by PWOD and its Subsidiaries for each of the three most recent fiscal years. Neither PWOD nor any of its Subsidiaries has any liability with respect to any Taxes in excess of the amounts accrued with respect thereto that are reflected in the financial statements in PWOD’s SEC Reports or that have arisen in the ordinary and usual course of business since December 31, 2021. The accruals and reserves for Taxes reflected in financial statements in PWOD’s SEC Reports are adequate for the periods covered. There are no Liens for Taxes upon the assets of PWOD or any of its Subsidiaries other than Liens for current Taxes not yet due and payable. (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement. (iii) PWOD and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected. (iv) No claim has ever been made by any Governmental Authority in a jurisdiction where PWOD or any of its Subsidiaries do not file Tax Returns that PWOD, or any of its Subsidiaries, is or may be subject to taxation by that jurisdiction nor is there any factual basis for any such claim. (v) Neither PWOD nor any of its Subsidiaries has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority. (vi) Neither PWOD nor any of its Subsidiaries has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2015. No Tax audit or administrative or judicial Tax proceedings of any Governmental Authority are pending or being conducted with respect to PWOD or any of its Subsidiaries and, to the Knowledge of PWOD, no such audit or other proceeding has been threatened. No Governmental Authority has asserted, is now asserting, or, to the Knowledge of PWOD, is threatening to assert against PWOD or any of its Subsidiaries any deficiency or claim for additional Taxes. (vii) Neither PWOD nor any of its Subsidiaries (A) is a party to any Tax allocation or sharing agreement (other than a tax allocation agreement between and among PWOD and its Subsidiaries), (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which PWOD is or was the common parent corporation (the “PWOD Group”), or (C) has any liability for the Taxes of any Person (other than members of the PWOD Group) as a transferee or successor, by contract, or otherwise.

38 (viii) Neither PWOD nor any of its Subsidiaries has agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested. (ix) Neither PWOD nor any of its Subsidiaries has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes. (x) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which PWOD or its Subsidiaries is a party that could be treated as a partnership for Tax purposes. (xi) Except as set forth on Section 5.01(p) of the PWOD Disclosure Schedule, neither PWOD nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. (xii) None of the assets of Luzerne Bank or Jersey Shore State Bank are “tax exempt use property” or “tax exempt bond financed property” within the meaning of Section 168 of the Code and neither Luzerne Bank or Jersey Shore State Bank is a party to a “long-term contract” within the meaning of Section 460 of the Code. (xiii) PWOD has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the Parent Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (xiv) Neither PWOD nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. (xv) Neither PWOD nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). (xvi) Neither PWOD nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made prior to the Closing; (ii) prepaid amount or deferred revenue received prior to the Closing outside the ordinary course of business; or (iii) excess loss account described in the Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local applicable Laws) occurring or existing prior to the Closing.

39 (xvii) Neither PWOD nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code. (q) Risk Management Instruments. Neither PWOD nor any of its Subsidiaries is a party to or otherwise bound by any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements. (r) Books and Records. The books of account, minute books, stock record books, and other records of PWOD and its Subsidiaries, all of which have been made available to NWBI, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of PWOD and its Subsidiaries, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of PWOD and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the PWOD Board and the governing bodies of its Subsidiaries, and committees of the PWOD Board and the governing bodies of its Subsidiaries, and no meeting of any such shareholders, PWOD Board and the governing bodies of its Subsidiaries, or committee has been held for which minutes have been prepared and are not contained in such minute books. (s) Insurance. Section 5.01(s) of the PWOD Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by PWOD or its Subsidiaries. PWOD and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices. All such insurance policies are in full force and effect; PWOD and its Subsidiaries are not in material default thereunder, all claims thereunder have been filed in due and timely fashion and PWOD and its Subsidiaries will cause to be filed in due and timely fashion any claims that have not yet been filed as of the date of this Agreement or which arise before the Effective Time of the Merger. (t) Title to Real Property and Assets. (i) Section 5.01(t) of the PWOD Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by PWOD or its Subsidiaries. PWOD and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the financial statements in PWOD’s SEC Reports as being owned by PWOD as of September 30, 2024, or acquired after such date, except (A) statutory Liens for amounts not yet due and payable, (B) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (C) with respect to real property, such imperfections of title, easements, encumbrances, Liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (D) dispositions and

40 encumbrances in the ordinary course of business. No portion of any real property owned by PWOD or its Subsidiaries is (I) operated as a nonconforming use under applicable zoning codes, or (II) located in either a “Special Flood Hazard Area” pursuant to the Federal Insurance Rate Maps created by the Federal Emergency Management Agency or an area which is inundated by a “100 year” flood as provided by any Governmental Authority and does not have flood or similar type of insurance. (ii) Each lease agreement set forth on Section 5.01(t) of the PWOD Disclosure Schedule is valid, legally binding, in full force and effect, and enforceable in accordance with its terms. There is not under any such lease agreements any default by PWOD or its Subsidiaries, or to the Knowledge of PWOD, to the other party under any such lease agreement which with notice or lapse of time, or both, would constitute a default. The consummation of the transactions contemplated hereby will not result in a breach or default under any such lease agreements. Neither PWOD nor any of its Subsidiaries has received written notice that the landlord under such lease agreements, as applicable, would refuse to renew such lease agreement upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. (iii) The real property owned or leased by PWOD or its Subsidiaries complies in all material respects with all applicable private agreements, zoning codes, ordinances and requirements and other governmental laws and regulations relating thereto and there are no litigation or condemnation proceedings pending or, to PWOD’s Knowledge, threatened with respect to any such real property. All licenses and permits necessary for the occupancy and use of the real property owned or leased by PWOD or its Subsidiaries, as used in the ordinary course, consistent with past practices of PWOD and its Subsidiaries, have been obtained and are in full force and effect. All buildings, structures and improvements located on, fixtures contained in, and appurtenances attached to the real property owned or leased by PWOD or its Subsidiaries are in good condition and repair, subject to normal wear and tear, and no condition exists which materially interferes with the economic value or use thereof. (iv) All leases pursuant to which PWOD or its Subsidiaries, as lessee, leases personal property (except for leases that have expired by their terms or that PWOD or its Subsidiaries has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or the lessor. (u) Loans. (i) The allowance for credit losses as reflected on PWOD’s most financial statements filed with the SEC was, in the reasonable opinion of PWOD’s management, (A) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, (B) consistent with GAAP and reasonable and sound banking practices and (C) in conformance with recommendations and comments in reports of examination in all material respects.

41 (ii) Each Loan of PWOD and PWOD Subsidiaries (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on the books and records of PWOD and PWOD Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to enforceability as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. Section 5.01(u) of the PWOD Disclosure Schedule lists each Loan that has as of the date hereof an outstanding balance of $500,000 or more and that (A) is over 90 days or more delinquent in payment of principal or interest, (B) is classified by PWOD or its Subsidiaries as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, (C) has undergone troubled debt restructuring, or (D) is entirely or predominantly unsecured. (iii) Each outstanding Loan of PWOD and the PWOD Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of PWOD and the PWOD Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. (iv) None of the agreements pursuant to which PWOD or any of the PWOD Subsidiaries has sold Loans or pools of Loans, or participations in Loans or pools of Loans, contains any obligation to repurchase the Loans or interests therein solely on account of a payment default by the obligor on the Loan (other than first payment defaults and other than mortgage Loans sold to government sponsored entities). (v) There are no outstanding Loans made by PWOD or any of the PWOD Subsidiaries to any “executive officer” or other “insider” (as each term is defined in Regulation O promulgated by the FRB) of PWOD or the PWOD Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom, which are listed in Section 5.01(u) of the PWOD Disclosure Schedule. (vi) Neither PWOD nor any of the PWOD Subsidiaries is (A) now nor has it ever been since January 1, 2021, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority or Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans, and (B) aware of any actual or threatened claim, proceeding or investigation with respect thereto by any Person.

42 (v) Repurchase Agreements. With respect to all agreements, since January 1, 2021, pursuant to which PWOD or its Subsidiaries has purchased securities subject to an agreement to resell, if any, PWOD or any of its Subsidiaries, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. (w) Investment Securities Portfolio. All investment securities held by PWOD or its Subsidiaries, as reflected in the financial statements in PWOD’s SEC Reports, are carried in accordance with GAAP consistent with the applicable guidelines issued by the Regulatory Authorities. PWOD and each of its Subsidiaries, as applicable, have good, valid and marketable title to all securities held by them, respectively, except securities held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the financial statements in PWOD’s SEC Reports and except to the extent any such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of PWOD or its Subsidiaries. (x) Deposit Insurance. All of the deposits held by PWOD or any PWOD Subsidiary (including the records and documentation pertaining to the held deposits) have been established and are held in compliance in all material respects with (i) all applicable policies, practices and procedures of PWOD or the PWOD Subsidiary, as applicable and (ii) all applicable laws. The deposit accounts of PWOD and any PWOD Subsidiary are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination or revocation of the insurance are pending or, to PWOD’s Knowledge, threatened. (y) Intellectual Property’ Privacy; Information Security. (i) PWOD and its Subsidiaries own or has a valid license to use (in each case, free and clear of any Liens other than any permitted Liens) all material Intellectual Property necessary to carry on its business as it is currently conducted. Each of PWOD and its Subsidiaries is the owners of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by PWOD and its Subsidiaries in connection with its business operations, and each of PWOD and its Subsidiaries has the right to convey by sale or license any Intellectual Property so conveyed. Neither PWOD nor its Subsidiaries is in default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of PWOD, threatened, which challenge the rights of PWOD and/or its Subsidiaries with respect to Intellectual Property used, sold or licensed by PWOD and/or its Subsidiaries in the course of its business, nor has any Person claimed or alleged any rights to such Intellectual Property. To the Knowledge of PWOD, the conduct of the business of each of PWOD and its Subsidiaries and the use of any Intellectual Property by each entity does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person. No Person has asserted to PWOD and/or its Subsidiaries in writing that PWOD and/or its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. The validity, continuation and effectiveness of all licenses and other agreements relating to Intellectual Property used by PWOD or its Subsidiaries in the course of its business and the current terms thereof will not be affected by the transactions

43 contemplated by this Agreement, the use of each of PWOD and its Subsidiaries trademarks will be transferred to NWBI or its Subsidiaries in connection with the transactions contemplated by this Agreement and after the Effective Time, no Person besides NWBI shall have right and title to such trademarks and trade names. (ii) (A) The computer, information technology and data processing systems, facilities and services used by PWOD and its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are sufficient for the conduct of the respective businesses of PWOD and its Subsidiaries as currently conducted, and (B) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of PWOD and its Subsidiaries as currently conducted. There have not been any actual, suspected, or alleged Security Incidents or actual or alleged claims related to Security Incidents, and there are no facts or circumstances which could reasonably serve as the basis for any such allegations or claims. There are no known data security, information security, or other technological vulnerabilities with respect to any PWOD and its Subsidiaries or with respect to the Systems that could adversely impact their operations or cause a Security Incident. PWOD and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards consistent with best practices in the banking industry in which PWOD and its Subsidiaries operate to ensure that the Systems are secure from loss, damage, and unauthorized access, use, modification, or other misuse and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Each of PWOD and its Subsidiaries has implemented commercially reasonable backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably maintain the operation of the respective businesses of the PWOD and its Subsidiaries in all material respects. Each of PWOD and its Subsidiaries has implemented and maintained commercially reasonable measures and procedures designed to mitigate the risks of cybersecurity breaches and attacks. Without limiting the generality of the foregoing, PWOD and its Subsidiaries information security programs are designed to (i) identify internal and external risks to the security of the Personal Information, Business Data, and Systems; and (ii) implement, monitor and improve adequate and effective safeguards to control those risks. PWOD and its Subsidiaries have timely and reasonably remediated and addressed any and all material audit or security assessment findings relating to its implementation of administrative, technical, and physical security measures. Each of PWOD’s and its Subsidiaries’ employees have received training regarding information security that is relevant to each such employee’s role and responsibility within the business and such employee’s access to Personal Information, Business Data and Systems. (iii) Each of PWOD and its Subsidiaries and, to PWOD’s Knowledge, each Third Party Service Provider, has (i) at all times and remains in compliance with all Privacy and Security Requirements, and (ii) taken commercially reasonable measures to ensure that all Personal Information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no

44 loss, damage, or unauthorized access, use, modification, or other misuse of any such Personal Information by PWOD and its Subsidiaries or any other Person. PWOD and its Subsidiaries have implemented and maintain documented policies and procedures to ensure compliance with the Privacy and Information Security Requirements. Each of PWOD and its Subsidiaries has provided all requisite notices and obtained all required consents, and satisfied all other requirements, necessary for the conduct of the business as currently conducted and in connection with the consummation of the transaction contemplated hereunder. The consummation of the transaction contemplated hereunder will comply with the Privacy and Information Security Requirements. (iv) Each of PWOD and its Subsidiaries has contractually obligated all Third Party Service Providers to appropriate contractual terms relating to the protection and use of Personal Information and Systems, including obligations to (i) comply with applicable Privacy and Information Security Requirements, (ii) implement an appropriate information security program that includes reasonable administrative, technical, and physical safeguards, and (iii) restrict processing of Personal Information and ensure the return or adequate disposal or destruction of Personal Information. Each of PWOD and its Subsidiaries has taken reasonable measures to ensure that Third Party Service Providers have complied with their contractual obligations. (v) There is not currently pending or threatened litigation against PWOD and its Subsidiaries, including by any privacy regulator or other Regulatory Authority, with respect to privacy, cybersecurity, or the Processing of Personal Information, and there are no facts upon which such litigation could be based. (vi) Each of PWOD and its Subsidiaries has taken commercially reasonable measures to protect the confidentiality of all trade secrets that are included in the Intellectual Property owned by them, and, to the Knowledge of PWOD, such trade secrets have not been disclosed by PWOD and its Subsidiaries to any Person except pursuant to appropriate nondisclosure agreements. (vii) Each current or former employee, consultant or contractor of PWOD and its Subsidiaries who has contributed to the creation or development of any Intellectual Property owned by PWOD and its Subsidiaries has executed a nondisclosure and assignment-of-rights agreement for the benefit of PWOD and/or its Subsidiaries, and PWOD and/or its Subsidiaries are the owner of all rights in and to all Intellectual Property created by each such employee, consultant or contractor in performing services for PWOD and/or its Subsidiaries vesting all rights in work product created in PWOD and its Subsidiaries. (z) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. PWOD is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause PWOD or any of its Subsidiaries to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law, or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any

45 federal and state privacy laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act. PWOD is not aware of any facts or circumstances that would cause PWOD to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause PWOD or any of its Subsidiaries to undertake any material remedial action. The PWOD Board (or, where appropriate, the governing bodies of its Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the Patriot Act and such anti-money laundering program meets the requirements of the Patriot Act and the regulations thereunder, and PWOD (or its Subsidiaries) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder. (aa) CRA Compliance. Neither PWOD nor any of its Subsidiaries has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and each of Luzerne Bank and Jersey Shore State Bank has received a CRA rating of satisfactory or better as a result of its most recent CRA examination. Neither PWOD nor any of its Subsidiaries has Knowledge of any fact or circumstance or set of facts or circumstances which could cause PWOD or any of its Subsidiaries to receive notice of non-compliance with such provisions or cause the CRA rating of any PWOD Subsidiary to fall below “satisfactory.” (bb) Related Party Transactions. Neither PWOD nor any of its Subsidiaries has entered into any transactions with any Affiliate of PWOD or its Subsidiaries or any Affiliate of any Director or officer of PWOD or its Subsidiaries (collectively, the “Related Parties”) required to be disclosed pursuant to Section 404 of Regulation S-K that have not been so reported. None of the Related Parties presently (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of PWOD or any of its Affiliates, (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that PWOD or any of its Subsidiaries uses or the use of which is necessary for conduct of their business, (iii) has brought any action against, or owes any amount to, PWOD or its Subsidiaries, or (iv) on behalf of PWOD or any of its Subsidiaries, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of PWOD or its Subsidiaries, is a partner or shareholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies). Section 5.01(bb) of the PWOD Disclosure Schedule contains a complete list of all contracts between PWOD, its Subsidiaries and any Related Party (collectively, the “Related Party Agreements”) entered into on or prior to the date of this Agreement or contemplated under this Agreement to be entered into before the Effective Date (other than those contracts entered into after the date of this Agreement for which NWBI has given its prior written consent). Neither Luzerne Bank nor Jersey Shore State Bank is a party to any transaction with any Related Party on other than arm’s-length terms. (cc) Prohibited Payments. None of PWOD, or the PWOD Subsidiaries, or to the Knowledge of PWOD, any Director, officer, Employee, agent or other Person acting on behalf

46 of PWOD or any of the PWOD Subsidiaries has, directly or indirectly, (i) used any funds of PWOD or any of the PWOD Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of PWOD or any of the PWOD Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of PWOD or any of the PWOD Subsidiaries, (v) made any fraudulent entry on the books or records of PWOD or any of the PWOD Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for PWOD or any of the PWOD Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for PWOD or any of the PWOD Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. (dd) Fairness Opinion. The PWOD Board has received the written opinion of Stephens Inc. to the effect that, as of the date hereof, the Merger Consideration to be received by the PWOD shareholders in the Parent Merger is fair to the holders of PWOD Common Stock from a financial point of view. (ee) Absence of Undisclosed Liabilities. Neither PWOD nor any of its Subsidiaries has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on PWOD on a consolidated basis, except as disclosed in the financial statements in PWOD’s SEC Reports. (ff) Material Adverse Effect. PWOD has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2023, that has had or could reasonably be expected to have a Material Adverse Effect on PWOD or any of its Subsidiaries. (gg) Tax Treatment of Merger. As of the date of this Agreement, PWOD is not aware of any fact or state of affairs relating to PWOD that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code (hh) PWOD Information. The information provided in writing by PWOD relating to PWOD and its Subsidiaries that is to be contained in the Registration Statement, the Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by PWOD, and no statement by

47 PWOD in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to NWBI. 5.02. Representations and Warranties of NWBI. Except (a) as disclosed in the disclosure schedule delivered by NWBI to PWOD concurrently herewith (the “NWBI Disclosure Schedule”); provided that (i) the mere inclusion of an item in the NWBI Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by NWBI that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (ii) any disclosures made with respect to a section of Section 5.02 shall be deemed to qualify (A) any other section of Section 5.02 specifically referenced or cross-referenced in such disclosure and (B) any other sections of Section 5.02 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any NWBI’s SEC Reports filed with or furnished to the SEC by NWBI since December 31, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature, and except with respect to matters that relate to the representations and warranties contained in Sections 5.02(a), 5.02(b), 5.02(d)(ii), 5.02(k) and 5.02(n)), NWBI hereby represents and warrants to PWOD as follows: (a) Organization, Standing and Authority. (i) NWBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is a financial holding company duly registered with the FRB under the BHCA. NWBI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. NWBI is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NWBI. (ii) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on NWBI, each Subsidiary of NWBI (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of NWBI to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such

48 regulated entities. The deposit accounts of Northwest Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of NWBI, threatened. (b) Capital Structure of NWBI. As of November 30, 2024, the authorized capital stock of NWBI consists of 500,000,000 NWBI Common Stock, of which 127,499,453 shares are outstanding and 50,000,000 shares of preferred stock, $0.01 par value, none of which are outstanding. The outstanding NWBI Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. As of the date hereof, NWBI has available the following number of NWBI Common Stock for issuance 3,500,000 for the NWBI Equity Incentive Plan. (c) Ownership of PWOD Common Stock. As of the date of this Agreement, NWBI and its Subsidiaries do not beneficially own any of the outstanding PWOD Common Stock. (d) Authority; No Violation. (i) NWBI has full corporate power and authority to execute and deliver this Agreement and, subject to the other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Bank Mergers have been duly and validly approved by the NWBI Board. The NWBI Board has determined that the Parent Merger, on the terms and conditions set forth in this Agreement, is in the best interests of NWBI and its shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement, the transactions contemplated herein, and the adoption and approval of the Subsidiary Bank Merger Agreements by NWBI, as Northwest Bank’s sole shareholder, no other corporate proceedings on the part of NWBI are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NWBI and (assuming due authorization, execution and delivery by NWBI) constitutes a valid and binding obligation of NWBI, enforceable against NWBI in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization). The NWBI Common Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of NWBI will have any preemptive right or similar rights in respect thereof. (ii) Neither the execution and delivery of this Agreement by NWBI, nor the consummation by NWBI of the transactions contemplated hereby, including the Merger and the Subsidiary Bank Mergers, nor NWBI’s compliance with any of the terms or provisions hereof, will (A) violate any provision of the NWBI Articles or the NWBI Bylaws, or (B) assuming that the consents and approvals referred to in Section 5.02(e) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NWBI, any of the NWBI Subsidiaries or any of their respective properties or assets or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with

49 notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of NWBI or any of the NWBI Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NWBI or any of the NWBI Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (2) above) for such violations, conflicts, breaches or defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NWBI. (e) Consents and Regulatory Approvals. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by NWBI or any of its Subsidiaries in connection with the execution, delivery or performance by NWBI of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) the filing of the Registration Statement, (C) the filing of the articles of merger with the SDAT pursuant to the MGCL and statement of merger with the PADOS pursuant to the PABCL, and filing the Subsidiary Bank Merger Certificates, (D) any approvals and notices required with respect to the NWBI Common Stock to be issued as part of the Merger Consideration under the rules of NASDAQ and (E) the receipt of the approvals set forth in Section 7.01(b). (ii) As of the date hereof, NWBI is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b). (f) SEC Reports. (i) NWBI has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments have complied in all material respects with all legal requirements relating thereto, and has paid all fees and assessments due and payable in connection therewith. (ii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by NWBI pursuant to the Securities Act or the Exchange Act since December 31, 2021 and prior to the date of this Agreement (the “NWBI’s SEC Reports”) is publicly available. No such SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), and considering all amendments to any NWBI’s SEC Report filed prior to the date hereof, contained any untrue statement of a

50 material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all NWBI’s SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. (g) Financial Statements; Material Adverse Effect; Internal Controls. (i) The financial statements of NWBI and its Subsidiaries included (or incorporated by reference) in NWBI’s SEC Reports (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of NWBI and its Subsidiaries, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of NWBI and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with GAAP, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of NWBI and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, KPMG, LLP has not resigned (or informed NWBI that it intends to resign) or been dismissed as independent public accountants of NWBI as a result of or in connection with any disagreements with NWBI on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (ii) Neither NWBI nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of NWBI included in its Quarterly Report on Form 10-Q for period ended September 30, 2024 (including any notes thereto), (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since September 30, 2024 and (C) in connection with this Agreement and the transactions contemplated hereby. (h) Regulatory Matters. (i) Neither NWBI nor Northwest Bank nor any of their respective properties is a party to or is subject to a Regulatory Order from any Regulatory Authority. (ii) Neither NWBI nor Northwest Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission.

51 (i) Litigation. Except as has not had, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on NWBI, no litigation, claim or other proceeding before any court or Governmental Authority is pending against NWBI or Northwest Bank, and, to NWBI’s Knowledge, no such litigation, claim or other proceeding has been threatened, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against NWBI. (j) Compliance with Laws. NWBI and each of its Subsidiaries (i) are in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and (ii) hold, and have held at all times since December 31, 2021, all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable law, except where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on NWBI and, to NWBI’s Knowledge, no suspension or cancellation of any such necessary license, franchise, permit or authorization has, prior to the date hereof, been threatened in writing, and (iii) have not received any notification or communication from any Governmental Authority (A) asserting that NWBI or any of its Subsidiaries are not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor do any grounds for any of the foregoing exist). NWBI and each of its Subsidiaries have complied in all material respects with, and are not in default or violation in any material respect of, any applicable law relating to NWBI or any of its Subsidiaries. (k) Brokerage and Finder’s Fees. Except for Janney Montgomery Scott, NWBI has not engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby. (l) Takeover Laws. NWBI has taken all action required to be taken by NWBI in order to exempt this Agreement, the Support Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Support Agreements and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any Takeover Laws, and (ii) any applicable provisions of the NWBI Articles, the NWBI Bylaws and/or the governing documents of Northwest Bank. (m) Tax Treatment of Merger. As of the date of this Agreement, NWBI is not aware of any fact or state of affairs relating to NWBI that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code. (n) Material Adverse Effect. NWBI has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2023, that has had or could reasonably be expected to have a Material Adverse Effect on NWBI or any of its Subsidiaries.

52 (o) Taxes and Tax Returns. Each of NWBI and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither NWBI nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of NWBI and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of NWBI and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither NWBI nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Neither NWBI nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and, to the knowledge of NWBI, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of NWBI and its Subsidiaries or the assets of NWBI and its Subsidiaries. NWBI has not entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last three (3) years. Neither NWBI nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among NWBI and its Subsidiaries or agreements or arrangements the principal purpose of which is not Taxes). Neither NWBI nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was NWBI) or (B) has any liability for the Taxes of any person (other than NWBI or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither NWBI nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither NWBI nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). Neither NWBI nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made prior to the Closing; (ii) prepaid amount or deferred revenue received prior to the Closing outside the ordinary course of business; or (iii) excess loss account described in the Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local applicable Laws) occurring or existing prior to the Closing. Neither NWBI nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code. (p) NWBI Information. The information provided in writing by NWBI relating to NWBI and its Subsidiaries that is to be contained in the Registration Statement, the Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith,

53 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by NWBI, and no statement by NWBI in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to PWOD. ARTICLE VI Covenants 6.01. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of PWOD and NWBI shall use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. 6.02. Shareholder Approval. (a) PWOD shall take all action necessary in accordance with applicable law and its organizational documents to duly call, give notice of, convene and, as soon as practicable after the Registration Statement is declared effective, hold a meeting of its shareholders and, except as otherwise provided herein, use its reasonable best efforts to take such other actions necessary to obtain the relevant shareholder approvals, in each case as promptly as practicable for the purpose of obtaining the Requisite PWOD Vote. PWOD shall cooperate and keep NWBI informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement/Prospectus to the shareholders of PWOD. Each member of the PWOD Board shall have executed and delivered to NWBI a Support Agreement concurrently with the execution of this Agreement. (b) Subject to Section 6.06, PWOD shall solicit, and use its reasonable best efforts to obtain, the Requisite PWOD Vote at the PWOD Meeting. Subject to Section 6.06(d), PWOD shall (i) through the PWOD Board, recommend to its shareholders adoption of this Agreement (the “PWOD Recommendation”), and (ii) include such recommendation in the Proxy Statement/Prospectus. PWOD hereby acknowledges its obligation to submit this Agreement to its shareholders at the PWOD Meeting as provided in this Section 6.02. If requested by NWBI, PWOD will engage a proxy solicitor, reasonably acceptable to NWBI, to assist in the solicitation of proxies from shareholders relating to the Requisite PWOD Vote. 6.03. Registration Statement; Proxy Statement/Prospectus. (a) Upon the execution and delivery of this Agreement, NWBI and PWOD shall promptly cause the Registration Statement to be prepared and NWBI shall cause the

54 Registration Statement to be filed with the SEC. NWBI and PWOD shall use their commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If, at any time after the Registration Statement is filed with the SEC, and prior to the Effective Time, any event relating to PWOD or NWBI is discovered by PWOD or NWBI, as applicable, which should be set forth in an amendment of, or a supplement to, the Registration Statement, the discovering party shall promptly inform the other party with all relevant information relating to such event, whereupon NWBI shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of PWOD and NWBI (if prior to the meeting of the shareholders pursuant to Section 6.02 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the shareholders entitled to vote at such meeting. NWBI shall also use reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and PWOD shall furnish all information concerning PWOD and the holders of PWOD Common Stock as may be reasonably requested in connection with any such action. PWOD and NWBI shall each furnish the other with all information concerning each other and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement. (b) NWBI and PWOD each agrees to use its commercially reasonable efforts and to cooperate with the other party in all reasonable respects to prepare the Proxy Statement/Prospectus for filing with the SEC and, when the Registration Statement is effective, for distribution to the PWOD shareholders. (c) If either party becomes aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, that party shall promptly inform the other thereof and take the necessary steps to correct the Proxy Statement/Prospectus. 6.04. Public Announcements. Neither PWOD nor NWBI shall, and neither PWOD nor NWBI shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement, or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of NWBI, in the case of a proposed announcement, statement or disclosure by PWOD, or PWOD, in the case of a proposed announcement, statement or disclosure by NWBI; provided that either NWBI or PWOD may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by applicable law or by the rules of the SEC, NASDAQ or other applicable stock exchange on which its securities are listed or Governmental Entity or, with respect to Section 6.06, for statements that are reasonably necessary to confirm its rights under this Agreement with respect to any litigation between the parties.

55 6.05. Access; Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, PWOD shall, and shall cause each of its Subsidiaries to, afford Representatives of NWBI, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, PWOD shall, and shall cause its Subsidiaries to, make available to NWBI (i) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws, and (ii) all other information concerning its business, properties and personnel as NWBI may reasonably request, including periodic updates of the information provided in Section 5.01(hh). PWOD shall invite one Representative of NWBI selected by NWBI from time to time to attend, solely as an observer, all meetings of the PWOD Board (and committees thereof), Luzerne Bank board and Jersey Shore State Bank board after the date of this Agreement; provided, however, that in no event shall such NWBI Representative be invited to or permitted to attend any executive session of PWOD’s Board, Luzerne Bank’s board or Jersey Shore State Bank’s board or any meeting at which PWOD reasonably determines that such attendance is inconsistent with the fiduciary obligations, attorney-client privilege or confidentiality requirements of the PWOD Board, Luzerne Bank’s board or Jersey Shore State Bank’s board, as applicable. Upon the reasonable request of PWOD, NWBI shall furnish such reasonable information about it and its business as is relevant to PWOD and its shareholders in connection with the transactions contemplated by this Agreement. Neither PWOD nor NWBI, nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) Neither PWOD nor NWBI shall, nor shall either party’s Representatives, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and such information will be subject to the confidentiality provisions of Section 6.16. (c) In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly upon request cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement. (d) During the period from the date of this Agreement to the Effective Time, as soon as reasonably practicable after they become available, but in no event more than 30 days after the end of each calendar month ending after the date hereof, PWOD will furnish to NWBI (i) consolidated financial statements (including balance sheets, statements of operations and stockholders’ equity) of PWOD or any of its Subsidiaries (to the extent available) as of and for

56 such month then ended, (ii) internal management reports showing actual financial performance against plan and previous period, and (iii) to the extent permitted by applicable law, any reports provided to the PWOD Board or any committee thereof relating to the financial performance and risk management of PWOD or any of its Subsidiaries. 6.06. Acquisition Proposal. (a) From the date of this Agreement through the first to occur of the Effective Time or the termination of this Agreement, except as provided in Section 6.06(b), PWOD shall not, and shall cause any of its Subsidiaries and the officers, directors, employees, advisors and other agents of PWOD and its Subsidiaries not to, directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of providing information) or induce any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or Group any confidential or nonpublic information with respect to or in connection with, an Acquisition Proposal, (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend any Acquisition Proposal or any agreement related thereto, (v) enter into any agreement contemplating or otherwise relating to any Acquisition Transaction or Acquisition Proposal, (vi) enter into any agreement or agreement in principle requiring, directly or indirectly, PWOD to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vii) propose or agree to do any of the foregoing. (b) Notwithstanding anything to the contrary in Section 6.06(a), if PWOD or any of its Representatives receives an unsolicited bona fide Acquisition Proposal that did not result from or arise in connection with a breach of Section 6.06(a), PWOD and its Representatives may, and permit its Subsidiaries and its Subsidiaries’ Representatives to, take any action described in Section 6.06(a)(ii) and participate in negotiations or discussions regarding the foregoing, if, and only if, the PWOD Board determines in good faith, after consultation with PWOD’s outside legal and financial advisors, that (i) such Acquisition Proposal constitutes or is reasonably capable of becoming a Superior Proposal, and (ii) the failure of the PWOD Board to take such action would cause the PWOD Board to violate its fiduciary duties to PWOD under applicable Law; provided, that PWOD receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing party than the confidentiality terms of this Agreement. (c) As promptly as practicable (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Acquisition Proposal, PWOD shall (i) advise NWBI in writing of the receipt of any Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry, (ii) promptly provide to NWBI a written summary of the material terms of such Acquisition Proposal, request or inquiry including the identity of the Person or Group making the Acquisition Proposal, and (iii) keep NWBI promptly apprised of any related developments, discussions and negotiations (including providing NWBI with a copy of all material documentation and correspondence relating thereto) on a current basis. PWOD agrees that it shall simultaneously provide to NWBI any information concerning PWOD

57 that may be provided (pursuant to Section 6.06(b)) to any other Person or Group in connection with any Acquisition Proposal which has not previously been provided to NWBI. (d) Notwithstanding anything herein to the contrary, at any time prior to the PWOD Meeting, PWOD may accept or approve a Superior Proposal thereby withdrawing its recommendation of the Agreement (“Acceptance of Superior Proposal”), if and only if (i) from and after the date hereof, PWOD has complied with Sections 6.02 and 6.06, and (ii) the PWOD Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would cause it to violate its fiduciary duties under applicable law; provided, that the PWOD Board may not effect a Acceptance of Superior Proposal unless: (i) PWOD shall have received an unsolicited bona fide written Acquisition Proposal and the PWOD Board shall have concluded in good faith (after consultation with PWOD’s financial advisors and outside legal counsel) that such Acquisition Proposal is a Superior Proposal, after taking into account any amendment or modification to this Agreement agreed to or proposed by NWBI; (ii) PWOD shall have provided prior written notice to NWBI at least five (5) business days in advance (the “Notice Period”) of taking such action, which notice shall advise NWBI that the PWOD Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (including the identity of the Person or Group making the Superior Proposal); (iii) during the Notice Period, PWOD shall, and shall cause its financial advisors and outside counsel to, negotiate with NWBI in good faith (to the extent NWBI desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and (iv) the PWOD Board shall have concluded in good faith (after consultation with PWOD’s financial advisors and outside legal counsel) that, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by NWBI, if any, that such Acquisition Proposal continues to constitute a Superior Proposal. If during the Notice Period any revisions are made to the Superior Proposal, PWOD shall deliver a new written notice to NWBI giving rise to a new five (5) business day Notice Period and shall again comply with the requirements of this Section 6.06(d) with respect to such new written notice. (e) Nothing contained in this Agreement shall prevent PWOD from complying with Rule 14d-9 and Rule 14e-2 under the Exchange; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in PWOD Recommendation unless PWOD Board reaffirms PWOD Recommendation in such disclosure. (f) As used in this Agreement: (i) “Superior Proposal” means any bona fide written Acquisition Proposal on terms which the PWOD Board determines in good faith, after consultation

58 with PWOD’s outside legal counsel and independent financial advisors, and taking into account all the legal, financial, regulatory and other aspects of such Acquisition Proposal, including as to certainty and timing of consummation, would, if consummated, result in a transaction that is more favorable to the holders of PWOD Common Stock from a financial point of view than the terms of this Agreement (in each case, taking into account any revisions to this Agreement made or proposed by NWBI); provided that for purposes of the definition of “Superior Proposal,” the references to “25% or more” in the definition of Acquisition Proposal or Acquisition Transaction shall be deemed to be references to “50% or more.” (ii) “Acquisition Proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or non-binding, and whether communicated to PWOD or publicly announced to PWOD’s shareholders) by any Person or Group (in each case other than NWBI or any of its Affiliates) relating to an Acquisition Transaction involving PWOD or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the purchase assets of which constitute 25% or more of the consolidated assets of PWOD as reflected on PWOD’s consolidated statement of condition prepared in accordance with GAAP. (iii) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving (A) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from PWOD by any Person or Group, other than NWBI or any of its Affiliates, of 25% or more in interest of the total outstanding voting securities of PWOD or any of its Subsidiaries (measured by voting power), or any tender offer or exchange offer that if consummated would result in any Person or Group, other than NWBI or any of its Affiliates, beneficially owning 25% or more in interest of the total outstanding voting securities of PWOD or any of its Subsidiaries (measured by voting power), or any merger, consolidation, share exchange, business combination or similar transaction involving PWOD pursuant to which the shareholders of PWOD immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction (or, if applicable, the ultimate parent thereof) (measured by voting power), (B) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute 25% or more of the consolidated assets, business, revenues, net income, assets or deposits of PWOD, or (C) any liquidation or dissolution of PWOD or any of its Subsidiaries. 6.07. Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Support Agreements to be subject to requirements imposed by the Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Support Agreements and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, the Takeover Law, as now or hereafter in effect. 6.08. Certain Policies. A reasonable time before the Effective Time and subject to the proviso below, PWOD shall, upon the request of NWBI, (i) modify and change its loan, investment

59 portfolio, asset liability management and real estate valuation policies and practices (including, but not limited to, loan classifications and levels of reserves) so that such policies and practices may be applied on a basis that is consistent with those of NWBI, and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any Tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that PWOD shall not be obligated to take any such action pursuant to this Section 6.08 unless and until NWBI acknowledges that all conditions to its obligation to consummate the Merger have been satisfied (including, but not limited to, the receipt of the regulatory approvals required by Section 7.01(b)) and certifies to PWOD that NWBI’s representations and warranties, subject to Section 5.02, are true and correct as of such date and that NWBI is otherwise in material compliance with this Agreement; provided further, however, that PWOD shall not be obligated to take any such action pursuant to this Section 6.08 if such action would be clearly inconsistent with GAAP or applicable law. PWOD’s representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.08. 6.09. Regulatory Applications. (a) NWBI and PWOD and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to allow NWBI to prepare, submit and file all applications and requests for regulatory approval, to timely effect all filings and to obtain all consents, approvals and/or authorizations of all the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. In exercising the rights under this Section 6.09, each of the parties hereto agrees to act reasonably and as promptly as practicable. NWBI agrees that it will consult with PWOD with respect to the obtaining of all material consents, approvals and authorizations from the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and to keep PWOD apprised of the status of material matters relating to obtainment of such consents, approvals and/or authorizations from the Regulatory Authorities. PWOD shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all material written information submitted to the Regulatory Authorities in connection with the transactions contemplated by this Agreement. Notwithstanding the forgoing sentence, PWOD shall not have any right to review and/or inspect any competitively sensitive business or other proprietary information submitted by NWBI to any Regulatory Authority, including, but not limited to any business plan and/or financial data or analysis prepared by NWBI in relation to such consents, approvals and/or authorizations from the Regulatory Authorities. (b) PWOD agrees, upon request, to furnish NWBI with all information concerning itself, Luzerne Bank, Jersey Shore State Bank and their other direct and indirect Subsidiaries, and their directors, officers and shareholders and such other matters as may be reasonably necessary, advisable and/or required in connection with any filing, notice or application made by or on behalf of NWBI or any of its Subsidiaries to any Regulatory Authority.

60 6.10. Employment Matters; Employee Benefits. (a) It is understood and agreed that nothing in this Section 6.10 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give PWOD’s or any of its Subsidiaries’ employees any rights other than as employees at will under applicable law, and PWOD’s and its Subsidiaries’ employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of PWOD or any of its Subsidiaries who become employees of NWBI as a result of the Merger shall participate in the employee benefit plans sponsored by NWBI for NWBI’s similarly-situated employees with credit for their years of service with PWOD or its Subsidiaries for participation and vesting purposes under NWBI’s applicable plans, to the extent such plans permit, or as required by applicable law, including credit for years of service and for seniority under vacation and sick pay plans and programs, to the extent recognized by PWOD and its Subsidiaries under comparable plans immediately prior to the Effective Time, but subject to the eligibility and other terms of such plans. Notwithstanding the foregoing, no such crediting of service shall operate to duplicate any benefits with respect to the same period of service, and such crediting of service shall not apply with respect to any new NWBI employee benefit plans established after the date hereof that do not provide credit to any participant therein for any service accrued prior to such plan’s effective date. In addition, to the extent PWOD’s employees participate in NWBI’s group health plan, NWBI agrees to use commercially reasonable efforts to waive all restrictions and limitations for pre-existing conditions under NWBI’s group health plan and applicable insurance policy to the extent that NWBI’s group health plan and insurance policy permit such waiver and to provide each employee of PWOD and its Subsidiaries with full credit under NWBI’s group health plan for the year in which the Closing occurs, for any deductible or co-payment already incurred by any employee of PWOD and its Subsidiaries under the applicable Compensation and Benefit Plan which is a group health plan and for any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of the applicable NWBI’s group health plan. (b) Subject to any applicable regulatory restrictions, NWBI shall pay to each employee of PWOD or its Subsidiaries who (i) is not subject to an existing contract providing for severance and/or a change in control payment, (ii) is an employee of PWOD or any of its Subsidiaries immediately before the Effective Time, (iii) has been an employee of PWOD or any of its Subsidiaries for at least six (6) months prior to the Effective Time, (iv) is not offered continued employment by NWBI or any of its Subsidiaries after the Effective Time, and (v) signs and delivers NWBI’s standard form of termination and release agreement, a severance amount equal to (A) two (2) weeks of pay, at their base rate of pay in effect at the time of termination, multiplied by the number of whole years of service of such employee with PWOD or any of its Subsidiaries and (B) accrued and then unpaid personal time off through the date of such separation, in each case, less applicable local, state and federal tax withholding; provided, however, that the minimum severance payment shall equal six (6) weeks of base pay, and the maximum severance payment shall not exceed 26 weeks of base pay, without regard to payment of accrued but unpaid personal time off. Such severance pay shall be paid in a lump sum within 14 days following the employee’s termination, provided that such employee has not been terminated for cause. For any employee of PWOD or its Subsidiaries participating in PWOD’s group health program at the Effective Time who is entitled to a severance payment, the employee will be able to purchase health insurance coverage at the full premium rate for the entire COBRA period.

61 (c) A reasonable time before the Effective Time, but in any event only after the receipt of the last to be obtained of either the Requisite PWOD Vote and the regulatory approvals required by Section 7.01(b) of this Agreement, the PWOD Board shall adopt a resolution (i) approving the termination of its and/or the applicable Subsidiaries’ 401(k) Plan(s) (the “PWOD 401(k) Plan”) effective as of a date preceding the Effective Date, and (ii) approving the adoption of any amendments to the PWOD 401(k) Plan sufficient to terminate the PWOD 401(k) Plan and to provide for distributions in cash and necessary to comply with all applicable laws. No distributions from the PWOD 401(k) Plan will be made in connection with its termination prior to the receipt of an IRS favorable determination letter that the PWOD 401(k) Plan is qualified under Section 401(k) of the Code as of its termination date (the “Determination Letter”) , if NWBI, in its discretion, applies for a Determination Letter. NWBI agrees to take all commercially reasonable steps necessary or appropriate to accept roll-overs of benefits from the PWOD 401(k) Plan to the NWBI 401(k) plan for employees of PWOD and its Subsidiaries who continue as employees of NWBI and its Subsidiaries after the Effective Time, subject to the provisions of the NWBI 401(k) Plan. (d) To the extent requested by NWBI, PWOD or its appropriate Subsidiary shall execute and deliver such instruments and take such other actions as NWBI may reasonably require in order to cause the amendment, termination and/or liquidation of any Compensation and Benefit Plan other than the PWOD 401(k) Plan, on terms that are in accordance with the applicable amendment, termination and/or liquidation provisions of such Compensation and Benefit Plan and in accordance with applicable law and effective prior to the Effective Time. With respect to any such Compensation and Benefit Plan for which the amendment or termination of such plan requires the consent of the participants of such plan, PWOD or its appropriate Subsidiary shall use it reasonable best efforts to obtain such consent as necessary to amend or terminate such plan as requested by NWBI. (e) Prior to the Effective Time, PWOD may make offers of retention or stay bonus payments to certain employees of PWOD and its Affiliates pursuant to retention or stay bonus agreements, the forms of which shall be acceptable to NWBI; provided, however, that (i) the total aggregate amount of payments made pursuant to this Section 6.10(e) shall not exceed the amount set forth in Section 6.10(e) of the PWOD Disclosure Schedule or such other amount mutually agreed to by the Parties, and (ii) NWBI has reviewed and approved the applicable allocation of amounts and list of recipients of such amounts. (f) On and after the date hereof, any broad-based employee notices or communication materials (including any website posting) to be provided or communicated by PWOD with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement shall be subject to the prior review and comment of NWBI, and PWOD shall consider in good faith revising such notice or communication to reflect any comments or advice that NWBI timely provides. (g) Immediately upon execution of this Agreement, PWOD shall suspend all operations of the PWOD ESPP for any pay periods after the PWOD pay period ended December 13, 2024 and until the Effective Time, such that no further contributions, purchases, or issuance of PWOD Common Stock under the PWOD ESPP shall occur with respect to pay periods ending after December 13, 2024. PWOD shall take all necessary actions, including providing required

62 notices to participants and complying with applicable laws, to effectuate such suspension of the PWOD ESPP. (h) Prior to the Effective Date, PWOD shall cause the Executive Employment Agreements to be amended/terminated, in form and substance satisfactory to NWBI and shall cause such employees subject to Executive Employment Agreements to execute settlement and releases in a form mutually agreed upon by NWBI and PWOD, stating that, contingent upon PWOD or NWBI, as applicable, paying all such amounts described in the applicable Executive Employment Agreement to such employee, all amounts due and any obligations under each Executive Employment Agreement (“Executive Employment Agreement Payment Obligations”) have been fully paid, fulfilled and/or waived. In no event shall the Executive Employment Agreement Payment Obligations exceed the amount provided for under the applicable Executive Employment Agreement, payable pursuant to the Compensation and Benefit Plans, or as otherwise contemplated herein. (i) Pursuant to PWOD’s performance-based cash incentive plan (the “Cash Incentive Plan”) and consistent with past practices, PWOD may pay eligible employees, such eligibility and performance requirements set forth in the Cash Incentive Plan (each an “Eligible Employee”) each such Eligible Employee (i) their 2024 cash incentive bonuses, if applicable, and (ii) for calendar year 2025, up to an aggregate of $200,000 in cash incentive bonuses (the “2025 Bonus Pool”), provided that, measured as of June 30, 2025 (A) PWOD Adjusted ROE is equal to 9% or greater, and (B) PWOD’s consolidated net loan charge-offs are less than 30 basis points (0.30%); provided further, that the 2025 Bonus Pool will be reduced by 50% if PWOD is only able to satisfy the criteria in either (ii)(A) or (ii)(B) of this paragraph, but not both. (j) Nothing in this Agreement shall confer upon any employee, director or consultant of PWOD or any of the PWOD Subsidiaries or Affiliates any right to continue in the employ or service of NWBI, any NWBI Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of PWOD, NWBI or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, director or consultant of PWOD or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause (subject to the provisions of Article IV of this Agreement). Without limiting the generality of Section 9.11, except as set forth in Section 6.18, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including, without limitation, any current or former employee, director or consultant of PWOD or any of the PWOD Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement amends, or will be deemed to amend (or prevent the amendment or termination of) any Compensation and Benefit Plan or any employee benefit plan sponsored, maintained or contributed to by NWBI or its Affiliates. NWBI and its Affiliates shall be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any of its employees in its discretion. 6.11. Notification of Certain Matters; Disclosure Supplements. (a) NWBI and PWOD (for purposes of this Section 6.11, the “Notifying Party”) shall each promptly advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on the Notifying Party or (ii) which the Notifying Party

63 believes would or would be reasonably likely to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition set forth in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.11 or the failure of any condition set forth in Article VII to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VII to be satisfied. (b) NWBI and PWOD shall each promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the NWBI Disclosure Schedule and the PWOD Disclosure Schedule (as applicable) with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the NWBI Disclosure Schedule or the PWOD Disclosure Schedule (as applicable) or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of NWBI or PWOD (as applicable) contained herein materially incorrect, untrue or misleading. No supplement, amendment or update to the NWBI Disclosure Schedule or PWOD Disclosure Schedule (as applicable) shall (i) cure any breach of a representation or warranty existing as of the date of this Agreement or any breach of a covenant in this Agreement after the execution of this Agreement; or (ii) affect a party’s rights with respect to termination under Article VIII of this Agreement. 6.12. Data Conversion. To the extent permitted by applicable law, from and after the date hereof, the parties shall use their commercially reasonable efforts to facilitate data sharing and the integration of PWOD with the business of NWBI following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic information technology system (the “Data Conversion”) to those used by NWBI. PWOD agrees to use all commercially reasonable efforts to promptly commence and aid NWBI preparations for implementation of the Data Conversion, with the goal of effecting the Data Conversion on or about July 25, 2025. The parties agree to cooperate in preparing for the Data Conversion, including by providing reasonable access to data, information systems, and personnel having expertise with their and their respective Subsidiaries’ information and data systems. 6.13. Consents. PWOD shall use its reasonable best efforts to obtain any required consents to the transactions contemplated by this Agreement, which are set forth in Section 6.13 of the PWOD Disclosure Schedules. 6.14. Insurance Coverage. PWOD shall cause the policies of insurance listed in the PWOD Disclosure Schedule to remain in effect until the Effective Time. 6.15. Dividends. In the calendar quarter in which the Closing occurs, each of NWBI and PWOD shall coordinate with the other the declaration of any dividends in respect of NWBI Common Stock and PWOD Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of PWOD Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares

64 of PWOD Common Stock and any shares of NWBI Common Stock any such holder receives in exchange therefor in the Merger. 6.16. Confidentiality. Except for the use of information in connection with the Proxy Statement/Prospectus described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of PWOD and NWBI pursuant to the terms of this Agreement shall be kept in strictest confidence and not used for any purpose other than a mutually acceptable transaction contemplated hereby; provided that, subsequent to the mailing of the Proxy Statement/Prospectus to the shareholders of PWOD, this Section 6.16 shall not apply to Information included in the Proxy Statement/Prospectus to be sent to the shareholders of PWOD under Section 6.03. PWOD and NWBI agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. PWOD and NWBI agree to hold the Information in strictest confidence and shall not use such Information for any purpose other than a mutually acceptable transaction contemplated hereby, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of PWOD or NWBI to fulfill its obligations hereunder, (ii) is demonstrated as already known to the party receiving the Information on a nonconfidential basis prior to the disclosure, or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information, provided nothing herein shall prohibit a party from making any disclosure required by law. In the event the transactions contemplated by this Agreement are not consummated, PWOD and NWBI agree to return upon request all copies of the Information (including all copies, summaries, memorandum thereof) provided to the other promptly and destroy all electronic copies of such Information. 6.17. Regulatory Matters. NWBI, PWOD and each of their Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, formal or informal agreement, memorandum of understanding or similar agreement by PWOD or any Subsidiary with, or a commitment letter, board resolution or similar submission by PWOD or any Subsidiary to, or supervisory letter from any Regulatory Authority to PWOD or Subsidiary, to the satisfaction of such Regulatory Authority. 6.18. Indemnification. (a) For a period of six (6) years after the Effective Date, to the fullest extent permitted by applicable law, the Surviving Corporation shall indemnify and hold harmless, in each case to the fullest extent such persons are indemnified or held harmless as of the date of this Agreement by PWOD pursuant to the PWOD Articles, the PWOD Bylaws, or the governing or organizational documents of any PWOD Subsidiary, each person who is now, or who has been at any time prior to the date hereof, or who becomes after the date hereof but prior to the Effective Time, a director or officer of PWOD or a PWOD Subsidiary (in each case, when acting in such capacity) (collectively, the “PWOD Indemnified Parties”) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of PWOD or any of its Subsidiaries

65 and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that, in the case of advancement of expenses, any PWOD Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such PWOD Indemnified Party is not entitled to indemnification. (b) Before the Effective Date, PWOD shall procure a policy of officers’ and directors’ and company liability insurance with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time as currently maintained by PWOD (“Tail Policy”) to be effective for a period of six (6) years after the Effective Time, on terms no less advantageous than those contained in PWOD’s existing directors’ and officers’ and company’s liability insurance policy; provided, however, that the Surviving Corporation shall not be obligated to expend, on an aggregate basis, an amount in excess of 200% of the current annual premium paid as of the date hereof by PWOD for such insurance. (c) The obligations of the Surviving Corporation, NWBI or PWOD under this Section 6.18 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any PWOD Indemnified Party or any other person entitled to the benefit of this Section 6.18 without the prior written consent of the affected PWOD Indemnified Party or affected person. (d) The provisions of this Section 6.18 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each PWOD Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or Surviving Corporation of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.18. 6.19. Environmental Assessments. PWOD hereby agrees to permit NWBI to engage, at the expense of NWBI, a qualified consultant, mutually agreeable to PWOD and NWBI, to conduct a Phase I Environmental Site Assessment in accordance with the requirements of ASTM E1527-05 “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Practice (“Phase I”) or such other lesser standard of review as determined by NWBI in its sole discretion, of each parcel of real estate owned by PWOD or any Subsidiary, including real estate acquired by Luzerne Bank or Jersey Shore State Bank, upon foreclosure. 6.20. Litigation and Claims. Each of NWBI and PWOD shall, to the extent permitted under applicable law and regulation, promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the Knowledge of NWBI or PWOD, as applicable, threatened against NWBI, PWOD or any of their respective Subsidiaries or any of their current or former directors or executive officers relating to the transactions contemplated by this Agreement (“Litigation”), and shall give the other party the opportunity to participate (at such other’s party’s

66 expense) in the defense or settlement of any such Litigation. Each party shall give the other the right to review and comment on all filings or responses to be made by such party in connection with any such Litigation, and will in good faith take such comments into account. No party shall agree to settle any such Litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation or any of its affiliates. 6.21. NASDAQ Listing. NWBI shall cause the NWBI Common Stock to be issued in the Merger to be approved for listing on NASDAQ as of the Effective Time. 6.22. Other Subsidiaries and Investments. (a) Prior to the Effective Date, PWOD shall, after consultation with NWBI, commence winding down the activities and distribution of underlying assets to PWOD or otherwise dissolve Woods Investment Company, Inc., Woods Real Estate Development Company, Inc. and United Insurance Solutions, LLC. The actions contemplated by this Section 6.22(a) are referred to herein as the “Other Subsidiaries Actions”. PWOD shall take, and shall cause its Jersey Shore State Bank to take, or cause to be taken, all such actions necessary to ensure that the Other Subsidiaries Actions comply with all applicable laws, and PWOD will keep NWBI apprised of the status of matters relating to the Other Subsidiaries Actions. The form of any and all documentation relating to the Other Subsidiaries Actions shall be subject to the prior approval of NWBI. (b) PWOD or Jersey Shore State Bank, as applicable, shall use reasonable best efforts to assist NWBI with the transition of The M Group, Inc.’s securities, advisory and other service offerings to NWBI’s service partner, LPL Financial. PWOD shall, and shall cause its Subsidiaries, take, or cause to be taken, all such actions necessary to facilitate such transition to LPL Financial as a service partner. 6.23. Board Seat. Prior to the Effective Time, but effective only as of the Effective Time and contingent upon Closing, NWBI shall appoint Richard A. Grafmyre, a current PWOD director (the “PWOD Director”), to the NWBI Board to fill a vacancy in the 2026 class of director slate, or otherwise increase the size of the board of NWBI by one (1) to effectuate the PWOD Director inclusion in the 2026 class of directors slate, subject to NWBI’s standard corporate governance practices and the standard director evaluation, selection and nomination process of NWBI’s nominating and corporate governance committee. NWBI shall, subject to its standard corporate governance practices and the standard director evaluation, selection and nomination process of NWBI’s nominating and corporate governance committee, nominate and recommend the PWOD Director, for election at the next applicable annual meeting of the shareholders of NWBI following the Effective Time (the “Next Annual Meeting”). In the event that at the Next Annual Meeting, the PWOD Director is unable to continue to satisfy NWBI’s director eligibility requirements, resigns or elects not to be nominated, NWBI shall select one of the former members of the PWOD Board to be nominated as replacement for the current PWOD Director, subject to NWBI’s standard corporate governance practices and the standard director evaluation, selection and nomination process of NWBI’s nominating and corporate governance committee. The replacement PWOD Director shall be selected in consultation with PWOD Director with input from other former

67 members of the PWOD Board. In addition, effective as of the Effective Time, NWBI will cause Northwest Bank to take such steps necessary to increase by one (1) the number of directors constituting the Northwest Bank Board and appoint the PWOD Director to the Northwest Bank Board, subject to NWBI’s and Northwest Bank’s standard corporate governance practices and standard director evaluation, selection and nomination process, and PWOD Director, or replacement PWOD Director, as applicable, shall remain a director of Northwest Bank so long as the PWOD Director or the replacement PWOD Director, as applicable, is a member of the NWBI Board. 6.24. Absence of Control. It is the intent of the parties to this Agreement that NWBI, by reason of this Agreement, shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, PWOD or any of its Subsidiaries and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of PWOD or any of its Subsidiaries. Prior to the Effective Time, PWOD shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. 6.25. Tax Treatment. No party hereto shall take any action inconsistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Each of NWBI and PWOD agrees to take such action as may be reasonably required, if such action may be reasonably taken, to reverse the impact of past actions which would adversely impact the ability of the Merger to be characterized as a tax free reorganization under Section 368(a) of the Code. 6.26. Regulatory Filings. Each of PWOD and NWBI shall prepare, submit and timely file all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it is required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments shall comply in all material respects with all legal requirements relating thereto, and each party shall pay all fees and assessments due and payable in connection therewith. Notwithstanding the forgoing, should the Effective Date fall within 45 days of the end of any calendar quarter, PWOD shall use commercially reasonable efforts to prepare and file, on an accelerated basis, any and all reports with the SEC on or before the Effective Date, including but not limited any Quarterly Report on Form 10-Q. NWBI shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all material written information submitted to the Regulatory Authorities in connection with such filings after the date hereof. Notwithstanding the forgoing sentence, NWBI shall not have any right to review and/or inspect any competitively sensitive business or other proprietary information or any confidential supervisory information submitted by PWOD to any Regulatory Authority, including, but not limited to any business plan and/or financial data or analysis prepared by PWOD in relation to such filings. 6.27. Estoppel Certificates. After the receipt of the last to be obtained of either the Requisite PWOD Vote and the regulatory approvals required by Section 7.01(b) of this Agreement, PWOD shall use commercially reasonably efforts to obtain an estoppel certificate, in such form as is acceptable to NWBI, for each lease agreement set forth in Section 5.01(t) of the PWOD Disclosure Schedule from the applicable counterparty for the benefit of NWBI.

68 ARTICLE VII Conditions to Consummation of the Merger 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of NWBI and PWOD to consummate the Merger is subject to the fulfillment or written waiver by NWBI and PWOD, as the case may be, prior to the Effective Time of each of the following conditions: (a) Shareholder Approval. This Agreement and the Merger shall have been duly adopted and approved by the requisite vote of the shareholders of PWOD. (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the NWBI Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on NWBI and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the NWBI Board reasonably determines would either before or after the Effective Time be unduly burdensome. For purposes of this Section 7.01(b), any regulatory approval that does not result in the termination of all outstanding Regulatory Orders applicable to PWOD and/or its Subsidiaries, if any, prior to or at the Effective Time shall be deemed to have a Material Adverse Effect on NWBI and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger. (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement. (d) Listing of NWBI Common Stock. The NWBI Common Stock to be issued in the Parent Merger shall have been authorized for listing on NASDAQ. (e) Effectiveness of Registration Statement and Proxy Statement/Prospectus. The Registration Statement and Proxy Statement/Prospectus shall have been declared effective by the SEC and shall not be subject to any stop order or any threatened stop order by the SEC. (f) Tail Policy. PWOD shall have procured the Tail Policy in accordance with the terms and subject to the conditions of Section 6.18(b). 7.02. Conditions to Obligation of PWOD. The obligation of PWOD to consummate the Merger is also subject to the fulfillment or written waiver by PWOD prior to the Effective Time of each of the following conditions: (a) Representations and Warranties. The representations and warranties of NWBI set forth in Section 5.02(a), Section 5.02(b), Section 5.02(c), Section 5.02(d), and Section 5.02(k) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such

69 representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of NWBI set forth in this Agreement in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Section 5.02) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on NWBI. PWOD shall have received a certificate dated as of the Closing Date and signed on behalf of NWBI by the Chief Executive Officer or the Chief Financial Officer of NWBI to the foregoing effect. (b) Performance of Obligations of NWBI. NWBI shall have performed in all material respects all obligations required to be performed by NWBI under this Agreement at or prior to the Effective Time, and PWOD shall have received a certificate, dated the Effective Date, signed on behalf of NWBI by the Chief Executive Officer or the Chief Financial Officer of NWBI to such effect. (c) Tax Opinions. PWOD shall have obtained an opinion of Stevens & Lee, P.C., in form and substance reasonably acceptable to the parties, dated on or about the Effective Date, to the effect that the Parent Merger effected pursuant to this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinion shall be based upon factual representations received by counsel from PWOD and NWBI, which representations may take the form of written certifications. 7.03. Conditions to Obligation of NWBI. The obligation of NWBI to consummate the Merger is also subject to the fulfillment or written waiver by NWBI prior to the Effective Time of each of the following conditions: (a) Representations and Warranties. The representations and warranties of PWOD set forth in Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(d), Section 5.01(k), Section 5.01(r), Section 5.01(t) and Section 5.01(u) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date),. All other representations and warranties of PWOD set forth in this Agreement (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Section 5.01) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse

70 Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on PWOD. NWBI shall have received a certificate dated as of the Closing Date and signed on behalf of PWOD by the Chief Executive Officer or the Chief Financial Officer of PWOD to the foregoing effect. (b) Performance of Obligations of PWOD. PWOD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and NWBI shall have received a certificate, dated the Effective Date, signed on behalf of PWOD by the Chief Executive Officer or the Chief Financial Officer of PWOD to such effect. (c) Consents. PWOD shall have obtained the consent or approval of each Person (other than Governmental Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any Loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, in NWBI’s reasonable estimate have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation, including any consent or approval required for the assignment of any Material Contracts as set forth on Section 6.13 of the PWOD Disclosure Schedules. (d) FIRPTA Certification. NWBI shall have received a statement executed on behalf of PWOD, dated as of the Effective Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) (in a form reasonably acceptable to NWBI certifying that the PWOD Common Stock do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder. (e) Real Estate. There shall have been no condemnation, eminent domain or similar proceedings commenced or threatened in writing by any Government Authority with respect to any real estate owned by PWOD or any of its Subsidiaries, including real estate acquired in connection with foreclosure. (f) Tax Opinion. NWBI shall have obtained an opinion of Dinsmore & Shohl LLP, in form and substance reasonably acceptable to the parties, dated on or about the Effective Date, to the effect that the Parent Merger effected pursuant to this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinion shall be based upon factual representations received by counsel from PWOD and NWBI, which representations may take the form of written certifications. (g) Releases. Receipt of executed releases in a form mutually agreed upon by NWBI and PWOD from any PWOD employee subject to an Executive Employment Agreement stating that all amounts due and any obligations under each Executive Employment Agreement has been fully paid, fulfilled and/or waived.

71 ARTICLE VIII Termination 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite PWOD Vote: (a) By the mutual written consent of NWBI and PWOD, if the board of directors of each so determines by vote of a majority of the members of its entire board. (b) By either NWBI or PWOD (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein), if its board of directors so determines by vote of a majority of the members of the entire board, in the event that there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of PWOD, in the case of a termination by NWBI, or NWBI, in the case of a termination by PWOD, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.03, in the case of a termination by NWBI, or Section 7.02, in the case of a termination by PWOD, and which is not cured within forty-five (45) days following written notice to PWOD, in the case of a termination by NWBI, or NWBI, in the case of a termination by PWOD, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date). (c) By either NWBI or PWOD, if its board of directors so determines by vote of a majority of the members of its entire board, if the Merger shall not have been consummated on or before December 31, 2025 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein or any other breach by such party of this Agreement. (d) By either PWOD or NWBI upon written notice to the other party, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied and the denial has become final and nonappealable, (ii) any Governmental Authority whose approval is required for consummation of the Merger and the other transactions contemplated by this Agreement shall have requested, directed or advised NWBI or PWOD to withdraw its application for approval of the Merger, or (iii) any Governmental Authority of competent jurisdiction shall have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Parent Merger or the Subsidiary Bank Mergers. (e) By either PWOD or NWBI if the Requisite PWOD Vote shall not have been obtained at the PWOD Meeting duly convened therefor or at any adjournment or postponement thereof; provided, that no party may terminate this Agreement pursuant to this Section 8.01(e) if the party has breached in any material respect any of its obligations under Sections 6.02, 6.03 and

72 6.06 of this Agreement, in each case in a manner that primarily caused the failure to obtain the Requisite PWOD Vote at the PWOD Meeting or at any adjournment or postponement thereof. (f) By: (i) PWOD if (A) the PWOD Board (or a duly authorized committee thereof) has authorized an Acceptance of Superior Proposal, and (B) PWOD has complied in all respects with Section 6.06; or (ii) NWBI prior to the time the Requisite PWOD Vote is obtained, if (A) the PWOD Board shall have (1) failed to include the PWOD Recommendation in the Proxy Statement/Prospectus, or withdrawn, modified or qualified the PWOD Recommendation in a manner adverse to NWBI, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an Acquisition Proposal that has been publicly disclosed within five (5) business days after the commencement of the tender or exchange offer, in any case whether or not permitted by the terms hereof or (2) recommended or endorsed an Acquisition Proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to the Acquisition Proposal within five (5) business days after an Acquisition Proposal is publicly announced, or (B) PWOD or its Board of Directors has breached its obligations under Section 6.02 or Section 6.06 in any material respect. Any purported termination pursuant to this Section 8.01(f) shall be void and of no force or effect if PWOD shall not have paid, and NWBI shall not have received, the Termination Fee as required pursuant to Section 8.02(b)(ii). (g) By written notice of PWOD to NWBI if, and only if, both of the following conditions are satisfied at any time during the five-day period commencing on the Determination Date, such termination to be effective on the tenth day following the Determination Date: (i) the NWBI Market Value on the Determination Date is less than the NWBI Market Price multiplied by 0.80; and (ii) the number obtained by dividing the NWBI Market Value on the Determination Date by the NWBI Market Price shall be less than the Index Ratio minus 0.20; subject, however, to the following three sentences: If PWOD elects to exercise its termination right pursuant to this Section 8.01(g), it shall give prompt written notice thereof to NWBI. During the five business day period commencing with NWBI’s receipt of such notice, NWBI shall have the option to increase the Exchange Ratio to equal a quotient, the numerator of which is equal to the product of the NWBI Market Price, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.20 and the denominator of which is equal to the NWBI Market Value on the Determination Date. If within such five business day period, NWBI delivers written notice to PWOD that it intends to proceed with the Parent Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies PWOD of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 8.01(g), and this Agreement shall remain in full force

73 and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified). 8.02. Effect of Termination and Abandonment; Enforcement of Agreement. (a) In the event of termination of this Agreement pursuant to Section 8.01, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) Section 6.04, Section 6.16, this Section 8.02, and Article IX shall survive any termination of this Agreement; and (ii) notwithstanding anything to the contrary contained in this Agreement, neither NWBI nor PWOD shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement occurring prior to termination. (b) the event that: (i) (A) after the date of this Agreement and prior to the termination of this Agreement, a bona fide written Acquisition Proposal shall have been made known to senior management or the PWOD Board or has been made directly to the PWOD shareholders generally or any Person shall have publicly announced (and, in each case, not unconditionally withdrawn) an Acquisition Proposal with respect to PWOD, and (1) thereafter this Agreement is terminated by either NWBI or PWOD pursuant to Section 8.01(e), or (2) thereafter this Agreement is terminated by NWBI pursuant to Section 8.01(b) as a result of a willful breach by PWOD; and (B) prior to the date that is twelve (12) months after the date of the termination of this Agreement, PWOD enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then PWOD shall, on the earlier of the date it enters into the definitive agreement and the date of consummation of the transaction, pay NWBI, by wire transfer of same day funds (to an account designated in writing by NWBI), a fee equal to $10,000,000 (the “Termination Fee”); and (ii) this Agreement is terminated by PWOD or NWBI pursuant to Section 8.01(f), then PWOD shall pay NWBI, by wire transfer of same day funds (to an account designated in writing by NWBI), the Termination Fee no later than two (2) business days after the termination of this Agreement. (c) Each party acknowledges that the agreements contained in Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if PWOD fails promptly to pay the Termination Fee, and, in order to obtain the payment NWBI commences a suit which results in a judgment against PWOD for payment of any such amount, PWOD shall pay the costs and expenses of NWBI (including reasonable attorneys’ fees and expenses) in connection with the suit. In addition, if PWOD fails to pay the Termination Fee, then PWOD shall pay interest on the overdue amounts (for the period commencing as of the date that the overdue amount was originally required to be paid and ending on the date that the overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as published in the Wall Street Journal) in effect on the date on which the payment was required to be made for the period commencing as of the

74 date that the overdue amount was originally required to be paid. The Termination Fee constitutes liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach of this Agreement, shall be (together with the amounts specified in this Section 8.02(c)) the sole monetary remedy of NWBI in the event of a termination of this Agreement specified in the section under circumstances where the Termination Fee is payable and is paid in full. ARTICLE IX Miscellaneous 9.01. No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.18 and for those other obligations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time. 9.02. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite PWOD Vote; provided, however, that after the receipt of the Requisite PWOD Vote, there may not be, without further approval of such shareholders of PWOD, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties. 9.03. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite PWOD Vote, there may not be, without further approval of such shareholders of PWOD, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. 9.04. Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. 9.05. Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation, or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including “confidential supervisory information” as defined in any regulation or rule

75 adopted or promulgated by a Regulatory Authority) by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. 9.06. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in Columbus, Franklin County, Ohio (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.09. 9.07. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07. 9.08. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. 9.09. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by email, upon confirmation of receipt, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

76 If to PWOD, to: Penns Woods Bancorp, Inc. 300 Market Street, P.O. Box 967 Williamsport, Pennsylvania 17703 Attention: Richard A. Grafmyre, Chief Executive Officer Email: With a copy (which shall not constitute notice) to: Stevens & Lee, P.C. 111 North Sixth Street Reading, Pennsylvania 19603 Attention: David W. Swartz, Esquire Sunjeet S. Gill, Esquire Email: David.Swartz@stevenslee.com Sunjeet.Gill@stevenslee.com If to NWBI, to: Northwest Bancshares, Inc. 3 Easton Oval Suite 500 Columbus, Ohio 43219 Attention: Louis J. Torchio, President & Chief Executive Office Email: Louis.Torchio@Northwest.com With a copy to: Northwest Bancshares, Inc. 200 West Beaver Avenue State College, PA 16801 Attention: Richard K. Laws, Executive Vice President, Chief Counsel and Corporate Secretary Email: Richard.Laws@Northwest.com 9.10. Entire Understanding. This Agreement, the Subsidiary Bank Merger Agreements, the Support Agreements and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Support Agreements or any such separate agreement). 9.11. Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.18, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this

77 Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement. 9.12. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. 9.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. 9.14. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. 9.15. Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be

78 considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

AGREEMENT AND PLAN OF MERGER Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written. PENNS WOODS BANCORP, INC. By /s/ Richard A. Grafmyre Richard A. Grafmyre, CEO NORTHWEST BANCSHARES, INC. By /s/ Louis J. Torchio Louis J. Torchio, President and CEO

Exhibit A Form of Support Agreement See attached.

SUPPORT AGREEMENT THIS SUPPORT AGREEMENT (this “Agreement”), is entered into as of , 2024, by and among Northwest Bancshares, Inc., a bank holding company incorporated under Maryland law (“NWBI”), Penns Woods Bancorp, Inc., a bank holding company incorporated under Pennsylvania law (“PWOD”), and ___________ (“Shareholder”). WHEREAS, concurrently with the execution and delivery of this Agreement, NWBI and PWOD are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, PWOD shall be merged with and into NWBI, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined in this Agreement shall have meanings provided in the Merger Agreement. WHEREAS, as of the date of this Agreement, Shareholder is the record or beneficial owner of, and has the power to vote, the number of shares of PWOD Common Stock set forth, and in the manner reflected, on Attachment A (the shares listed on Attachment A, together with all shares of PWOD Common Stock subsequently acquired by the Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”). WHEREAS, as an inducement and condition to entering into the Merger Agreement, NWBI has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follow: ARTICLE I VOTING AGREEMENT Section 1.1 Agreement to Vote. Shareholder hereby agrees that, during the time this Agreement is in effect, at the PWOD Meeting, and at any other meeting of the shareholders of PWOD, however called, or any adjournment or postponement thereof, Shareholder shall: (a) appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all of the Owned Shares (i) in favor of (A) the adoption and approval of the Parent Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes to approve the Parent Merger, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of PWOD contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Parent Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement. Section 1.2 Shareholder Capacity. Notwithstanding anything to the contrary contained in this Agreement, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer, as applicable, of PWOD or any PWOD Subsidiary, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, as applicable, of PWOD or any PWOD Subsidiary, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising in a manner consistent with the terms of the Merger Agreement Shareholder’s fiduciary duties as a director or officer, as applicable, to PWOD, the PWOD Subsidiaries or their respective shareholders. ARTICLE II REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER Shareholder represents and warrants to NWBI as follows: Section 2.1 Authority; Authorization. (a) Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. (b) This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. (c) Assuming the authorization, execution and delivery of this Agreement by NWBI and PWOD, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. (d) If Shareholder is married and the Owned Shares set forth by the name of Shareholder on the signature page to this Agreement constitute property are owned jointly with Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.2 Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document, law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust. Section 2.3 Ownership of Securities. On the date of this Agreement, the Owned Shares set forth on Attachment A to this Agreement are owned of record or beneficially by Shareholder in the manner reflected on Attachment A, include all of the shares of PWOD Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction (other than as created by this Agreement). As of the date of this Agreement, Shareholder has, and at the PWOD Meeting or any other shareholder meeting of PWOD in connection with the Parent Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), Shareholder will have, sole voting power and sole dispositive power with respect to all of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Section 2.4 Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of its affiliates before or by any governmental authority that could reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis. Section 2.5 Reliance by NWBI. Shareholder understands and acknowledges that NWBI is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement. ARTICLE III COVENANTS Section 3.1 No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions. (a) Shareholder agrees, that during the term of this Agreement, Shareholder shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 6.06 of the Merger Agreement, except as permitted by such Section 6.06 of the Merger Agreement, or (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of PWOD Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of PWOD vote in favor of the adoption and approval of the Merger Agreement and the Parent Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than NWBI with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1. (b) Shareholder hereby agrees to notify NWBI promptly (and, in any event, within 24 hours) in writing of the number of any additional shares of PWOD Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof. Section 3.2 Restrictions on Transfer and Proxies; Non-Interference. (a) Shareholder agrees that it will not, prior to the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with NWBI’s prior written consent. For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Parent Merger or the other transactions contemplated by the Merger Agreement, offer, sell, contract to sell, pledge (without the consent of NWBI), assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), except for a sale or surrender of shares as part of an exercise of an existing stock option, directly or indirectly, any shares of capital stock of PWOD or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, Shareholder may make gifts of Owned Shares during the term of this Agreement if the donee enters into an agreement containing covenants governing the voting and transfer of the transferred Owned Shares equivalent to those set forth in this Agreement. (b) Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, and (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement.

Section 3.3 Stop Transfer. Shareholder agrees that it shall not request that PWOD register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares, unless the transfer is made in compliance with this Agreement. Section 3.4 Further Assurances; Cooperation. (a) Shareholder, without further consideration, will (i) use all reasonable efforts to cooperate with NWBI and PWOD in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take all reasonable actions as are necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and (iii) promptly provide any information, and make all filings, reasonably requested by NWBI for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Authorities). (b) Shareholder consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by law or any Regulatory Authority or Governmental Authority, in any other documents or communications provided by NWBI or PWOD to any Regulatory Authority or Governmental Authority or to security holders of NWBI or PWOD) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Shareholder with NWBI and the NWBI Subsidiaries and/or PWOD, and the PWOD Subsidiaries. (c) Except as otherwise required by law, nothing in this Agreement will restrict the Shareholder from transferring, pledging or disposing of any shares of NWBI Common Stock owned or obtained by exchange for the Owned Shares for NWBI Common Stock after the Effective Time. ARTICLE IV TERMINATION Section 4.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the closing of the transaction contemplated by the Merger Agreement in accordance with its terms and (iii) the date that is twelve (12) months following the Effective Time. Section 4.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement shall relieve any party to this Agreement from any liability for any breach of this Agreement occurring prior to the termination of this Agreement or any obligations under this Agreement.

ARTICLE V MISCELLANEOUS Section 5.1 Amendment; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by the parties hereto, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver the applicable right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege. Section 5.2 Expenses. Subject to Section 5.8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expenses. Section 5.3 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the e-mail is promptly confirmed:

If to Shareholder: The address provided on Attachment A hereto. If to PWOD, to: With a copy (which shall not constitute notice) to: Penns Woods Bancorp, Inc. 300 Market Street, P.O. Box 967 Williamsport, Pennsylvania 17703 Attention: Richard A. Grafmyre, Chief Executive Officer Email: Richard.grafmyre@pwod.com Stevens & Lee, P.C. 111 North Sixth Street Reading, Pennsylvania 19603 Attention: David W. Swartz, Esquire Sunjeet S. Gill, Esquire Email: David.Swartz@stevenslee.com Sunjeet.Gill@stevenslee.com If to NWBI, to: Northwest Bancshares, Inc. 3 Easton Oval Suite 500 Columbus, Ohio 43219 Attention: Louis J. Torchio, President & CEO Email: Louis.Torchio@Northwest.com With a copy to: Dinsmore & Shohl LLP 191 W. Nationwide Boulevard, Suite 200 Columbus, Ohio 43215 Attention: Christian Gonzalez Email: christian.gonzalez@dinsmore.com Section 5.4 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by Shareholder without the prior written consent of NWBI. Section 5.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their respective successors, heirs, and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Section 5.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. Section 5.7 Specific Performance; Remedies. Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that NWBI would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which NWBI may be entitled (including monetary damages), NWBI shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither NWBI nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. Section 5.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in Columbus, Franklin County, Ohio (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.8. Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the action. Section 5.9 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9. Section 5.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Section 5.12 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SUPPORT AGREEMENT Signature Page IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above. SHAREHOLDER Name: SHAREHOLDER’S SPOUSE Name: NORTHWEST BANCSHARES, INC. By: __________________________________ Louis J. Torchio, President and CEO PENNS WOODS BANCORP, INC. By: _______________________________ Richard A. Grafmyre, CEO and Director

Attachment A Shareholder Address and Email Owned Shares

Exhibit B Form of Luzerne Bank Merger Agreement See attached.

AGREEMENT AND PLAN OF MERGER BY AND BETWEEN NORTHWEST BANK AND LUZERNE BANK This is an Agreement and Plan of Bank Merger (this “Agreement”) dated as of , 2024, by and between Northwest Bank, a Pennsylvania-charted savings bank, being located in Warren, county of Warren, in the Commonwealth of Pennsylvania (“Northwest Bank”), and Luzerne Bank, a Pennsylvania-chartered bank, being located in Luzerne, county of Luzerne, in the Commonwealth of Pennsylvania (“Luzerne Bank”). RECITALS A. Northwest Bancshares, Inc., a Maryland corporation owning all of the outstanding shares of Northwest Bank (“NWBI”), and Penns Woods Bancorp, Inc., a Pennsylvania corporation owning all of the outstanding shares of Luzerne Bank (“PWOD”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 16, 2024, pursuant to which PWOD will merge with and into NWBI, with NWBI being the surviving corporation (“Parent Merger”). B. The Merger Agreement contemplates that immediately following, the consummation of the Parent Merger, or at such later time as NWBI may determine, Luzerne Bank will be merged with and into Northwest Bank, with Northwest Bank being the surviving entity (the “Luzerne Bank Merger”). C. In consideration of the recitals and the mutual agreements, covenants and undertakings contained herein and for the purpose of setting forth the terms and conditions of the Luzerne Bank Merger, the parties, intending to be legally bound, agree as follows: AGREEMENTS 1. Luzerne Bank Merger. At the Effective Time (as hereinafter defined) and upon the terms and conditions set forth in this Agreement, Luzerne Bank shall be merged with and into Northwest Bank, and Northwest Bank shall continue in existence as the surviving corporation of the merger (the “Surviving Bank”). 2. Statement of Merger. Subject to consummation of the Parent Merger and the other provisions of this Agreement, immediately after the Parent Merger or at such later time as NWBI may determine, and upon receipt of all required shareholder and regulatory approvals, Northwest Bank and Luzerne Bank shall cause articles of merger (the “Articles of Merger”) and such other documents and certificates as are necessary to be executed and delivered to the Pennsylvania Department of Banking and Securities for filing with the Pennsylvania Department of State. 3. Effective Time. The date and time specified in the Statement of Merger filed with the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations shall be deemed the effective time of the Luzerne Bank Merger (the “Effective Time”).

4. Articles of Incorporation and Bylaws. The Articles of Incorporation of Northwest Bank, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Bank, until they shall thereafter be altered, amended, or repealed in accordance with law. Until amended or repealed as therein provided, the Bylaws of Northwest Bank in effect at the Effective Time shall be the Bylaws of the Surviving Bank. 5. Directors and Officers. At the Effective Time, (i) the officers of Northwest Bank shall be the officers of the Surviving Bank and (ii) the directors of Northwest Bank plus the PWOD Director (as defined in Section 6.23 of the Merger Agreement) shall be the directors of the Surviving Bank, in each case to serve in such capacities until their successors have been duly elected or appointed or until their earlier death, resignation or removal from office. 6. Names and Offices. The name of the Surviving Bank shall be “Northwest Bank.” The main office of the Surviving Bank shall be the main office of Northwest Bank immediately prior to the Effective Time. All branch offices of Northwest Bank and offices of Luzerne Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Luzerne Bank Merger, subject to the opening or closing of any offices which may be authorized by Northwest Bank or Luzerne Bank and applicable regulatory authorities after the date hereof. 7. Conversion of Luzerne Bank Capital Stock. At the Effective Time, each issued and outstanding share of Luzerne Bank capital stock shall automatically by virtue of the Luzerne Bank Merger be canceled without payment. 8. Northwest Bank Capital Stock. The shares of Northwest Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Luzerne Bank Merger. 9. Certain Effects of Merger. At the Effective Time, in addition to the effects otherwise provided by the laws of the United States and the Commonwealth of Pennsylvania, Northwest Bank and Luzerne Bank shall become a single corporation and the separate existence of Luzerne Bank shall cease. The Surviving Bank shall possess all the rights, privileges, powers and franchises of both a public and private nature of Luzerne Bank subject to all of its restrictions, disabilities and duties, and shall also possess all of the property (real, personal and mixed) and all debts due to Luzerne Bank. All other things or belonging to Luzerne Bank shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Bank, and the title to any real estate vested by deed or otherwise in Luzerne Bank shall not revert or be in any way impaired by reason of the Luzerne Bank Merger. All rights of creditors and all liens of Luzerne Bank shall be preserved unimpaired, and all debts, liabilities and duties of Luzerne Bank shall at the Effective Time become obligations of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. 10. Termination. This Agreement shall be terminated upon the agreement of the parties hereto. In addition, this Agreement shall terminate automatically upon termination of the Merger Agreement prior to the consummation of the Parent Merger.

11. Conditions. The respective obligations of each party hereto to effect the Luzerne Bank Merger shall be subject to: (a) the consummation of the Parent Merger; and (b) the receipt of all approvals and consents of regulatory authorities required by law to effect the Luzerne Bank Merger. 12. Amendment. On or before the Effective Time, the parties may amend, modify or supplement this Plan of Merger in the manner as may be agreed upon between the parties in writing. 13. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one agreement. 14. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania. 15. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. 16. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. [Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above. NORTHWEST BANK By: Louis J. Torchio, President and CEO LUZERNE BANK By: Richard A. Grafmyre, CEO

Exhibit C Form of Jersey Shore State Bank Merger Agreement See attached.

AGREEMENT AND PLAN OF MERGER BY AND BETWEEN NORTHWEST BANK AND JERSEY SHORE STATE BANK This is an Agreement and Plan of Bank Merger (this “Agreement”) dated as of , 2024, between Northwest Bank, a Pennsylvania-charted savings bank, being located in Warren, county of Warren, in the Commonwealth of Pennsylvania (“Northwest Bank”), and Jersey Shore State Bank, a Pennsylvania-chartered bank, being located in Jersey Shore, county of Lycoming, in the Commonwealth of Pennsylvania (“Jersey Shore State Bank”). RECITALS A. Northwest Bancshares, Inc., a Maryland corporation owning all of the outstanding shares of Northwest Bank (“NWBI”), and Penns Woods Bancorp, Inc., a Pennsylvania corporation owning all of the outstanding shares of Jersey Shore State Bank (“PWOD”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 16, 2024, pursuant to which PWOD will merge with and into NWBI, with NWBI being the surviving corporation (“Parent Merger”). B. The Merger Agreement contemplates that immediately following, the consummation of the Parent Merger, or at such later time as NWBI may determine, Jersey Shore State Bank will be merged with and into Northwest Bank, with Northwest Bank as the surviving entity (the “Jersey Shore State Bank Merger”). C. In consideration of the recitals and the mutual agreements, covenants and undertakings contained herein and for the purpose of setting forth the terms and conditions of the Jersey Shore State Bank Merger, the parties, intending to be legally bound, agree as follows: AGREEMENTS 1. Jersey Shore State Bank Merger. At the Effective Time (as hereinafter defined) and upon the terms and conditions set forth in this Agreement, Jersey Shore State Bank shall be merged with and into Northwest Bank, and Northwest Bank shall continue in existence as the surviving corporation of the merger (the “Surviving Bank”). 2. Statement of Merger. Subject to consummation of the Parent Merger and the other provisions of this Agreement, immediately after the Parent Merger or at such later time as NWBI may determine, and upon receipt of all required shareholder and regulatory approvals, Northwest Bank and Jersey Shore State Bank shall cause articles of merger (the “Articles of Merger”) and such other documents and certificates as are necessary to be executed and delivered to the Pennsylvania Department of Banking and Securities for filing with the Pennsylvania Department of State. 3. Effective Time. The date and time specified in the Statement of Merger filed with the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations shall be deemed the effective time of the Jersey Shore State Bank Merger (the “Effective Time”).

4. Articles of Incorporation and Bylaws. The Articles of Incorporation of Northwest Bank, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Bank, until they shall thereafter be altered, amended, or repealed in accordance with law. Until amended or repealed as therein provided, the Bylaws of Northwest Bank in effect at the Effective Time shall be the Bylaws of the Surviving Bank. 5. Directors and Officers. At the Effective Time (i.) the officers of Northwest Bank shall be the officers of the Surviving Bank and (ii) the directors of Northwest Bank plus PWOD Director (as defined in Section 6.23 of the Merger Agreement) shall be the directors of the Surviving Bank, in each case to serve in such capacities until their successors shall have been duly elected or appointed or until their earlier death, resignation or removal from office.. 6. Names and Offices. The name of the Surviving Bank shall be “Northwest Bank.” The main office of the Surviving Bank shall be the main office of Northwest Bank immediately prior to the Effective Time. All branch offices of Northwest Bank and offices of Jersey Shore State Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Jersey Shore State Bank Merger, subject to the opening or closing of any offices which may be authorized by Northwest Bank or Jersey Shore State Bank and applicable regulatory authorities after the date hereof. 7. Conversion of Jersey Shore State Bank Capital Stock. At the Effective Time, each issued and outstanding share of Jersey Shore State Bank capital stock shall automatically by virtue of the Jersey Shore State Bank Merger be canceled without payment. 8. Northwest Bank Capital Stock. The shares of Northwest Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Jersey Shore State Bank Merger. 9. Certain Effects of Merger. At the Effective Time, in addition to the effects otherwise provided by the laws of the United States and the Commonwealth of Pennsylvania, Northwest Bank and Jersey Shore State Bank shall become a single corporation and the separate existence of Jersey Shore State Bank shall cease. The Surviving Bank shall possess all the rights, privileges, powers and franchises of both a public and private nature of Jersey Shore State Bank subject to all of its restrictions, disabilities and duties, and shall also possess all of the property (real, personal and mixed) and all debts due to Jersey Shore State Bank. All other things or belonging to Jersey Shore State Bank shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Bank, and the title to any real estate vested by deed or otherwise in Jersey Shore State Bank shall not revert or be in any way impaired by reason of the Jersey Shore State Bank Merger. All rights of creditors and all liens of Jersey Shore State Bank shall be preserved unimpaired, and all debts, liabilities and duties of Jersey Shore State Bank shall at the Effective Time become obligations of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

10. Termination. This Agreement shall be terminated upon the agreement of the parties hereto. In addition, this Agreement shall terminate automatically upon termination of the Merger Agreement prior to the consummation of the Parent Merger. 11. Conditions. The respective obligations of each party hereto to effect the Jersey Shore State Bank Merger shall be subject to: (a) the consummation of the Parent Merger; and (b) the receipt of all approvals and consents of regulatory authorities required by law to effect the Jersey Shore State Bank Merger. 12. Amendment. On or before the Effective Time, the parties may amend, modify or supplement this Plan of Merger in the manner as may be agreed upon between the parties in writing. 13. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one agreement. 14. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania. 15. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. 16. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. [Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above. NORTHWEST BANK By: Louis J. Torchio, President and CEO JERSEY SHORE STATE BANK By: Richard A. Grafmyre, CEO